UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Exchange Act of 1934 (Amendment No. )

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CDW CORPORATION

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“	2015 was another year of strategic progress and strong financial performance, as we captured market share and delivered excellent profitability while continuing to invest in our future.”

Dear Fellow Stockholder,

On behalf of our Board of Directors, I’m pleased to invite you to CDW’s 2016 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 19 at 7:30 a.m. CDT, at CDW Center, 200 Tri-State International, Lincolnshire, Illinois. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business conducted at the meeting.

For CDW, 2015 was another year of strategic progress and strong financial performance, as we captured market share and delivered excellent profitability while continuing to invest in our future. Yet again, our performance reflected the power of our business model, our strategies and our unique ability to understand and meet the evolving needs of our customers.

For more information on CDW and to take advantage of the many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented.

Thank you for your continued trust in CDW and investment in our business.

Thomas E. Richards

Chairman and Chief Executive Officer

April 6, 2016

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Notice of Annual Meeting of Stockholders

When:	Where:

Thursday, May 19, 2016	CDW Center
7:30 a.m. CDT	200 Tri-State International
Lincolnshire, Illinois 60069

We are pleased to invite you to the CDW Corporation Annual Meeting of Stockholders.

Items of Business:

1.	To elect the five Class III director nominees named in this proxy statement for a term expiring at the 2019 Annual Meeting of Stockholders;
2.	To approve the amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to adopt majority voting for uncontested elections of directors;
3.	To approve, on an advisory basis, named executive officer compensation;
4.	To approve the material terms of the performance measures under the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan;
5.	To approve the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan;
6.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and
7.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Record Date:

Holders of our common stock at the close of business on March 21, 2016 are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote:

Your vote is important to us. Please see “Voting Information” on page 5 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about April 6, 2016.

April 6, 2016	By Order of the Board of Directors,

Christine A. Leahy

Senior Vice President – International,

Chief Legal Officer and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 19, 2016:
The proxy materials relating to our 2016 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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PROPOSAL 4—Approval of the Material Terms of the Performance Measures under the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan	53
Material Terms of the Performance Measures	53
Summary Description of the 2013 SMIP	55

PROPOSAL 5—Approval of the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan	56
Certain Features of the Amended 2013 LTIP	56
Purposes of the Amended 2013 LTIP	56
Description of the Amended 2013 LTIP	57
Historical Equity Awards Table	61
Federal Income Tax Consequences	61

EQUITY COMPENSATION PLAN INFORMATION	63

PROPOSAL 6—Ratification of Selection of Independent Registered Public Accounting Firm	64

AUDIT COMMITTEE MATTERS	65
Report of the Audit Committee	65
Principal Accounting Fees and Services	66

FREQUENTLY ASKED QUESTIONS CONCERNING THE ANNUAL MEETING	67

OTHER BUSINESS	71
Annual Report and Company Information	71
Stockholder Proposals for the 2017 Annual Meeting	71

APPENDIX A—CDW Corporation and Subsidiaries Non-GAAP Financial Measure Reconciliations	72

APPENDIX B—Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of CDW Corporation	74

APPENDIX C—CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan	76

APPENDIX D—CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan	79

APPENDIX E—Forward-Looking Statements	90

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VOTING INFORMATION

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of CDW Corporation (the “Company” or “CDW”) as of the close of business on March 21, 2016, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

		More	Board
		Information	Recommendation
Proposal 1	Election of Directors	Page 17	FOR each Class III Director Nominee
Proposal 2	Approval of the Amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to Adopt Majority Voting for Uncontested Elections of Directors	Page 31	FOR
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	Page 32	FOR
Proposal 4	Approval of the Material Terms of the Performance Measures under the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan	Page 53	FOR
Proposal 5	Approval of the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan	Page 56	FOR
Proposal 6	Ratification of Selection of Independent Registered Public Accounting Firm	Page 64	FOR

Voting in Advance of the Annual Meeting

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away as described below. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

BY INTERNET USING	BY INTERNET USING YOUR TABLET	BY TELEPHONE	BY MAILING
YOUR COMPUTER	OR SMARTPHONE		YOUR PROXY CARD

Visit 24/7	Scan this QR code 24/7	Dial toll-free 24/7	Cast your ballot,
www.proxyvote.com	to vote with your mobile device	1-800-690-6903 (registered holders)	sign your proxy card and
	(may require free software)	1-800-454-8683 (beneficial holders)	return by mail in the postage
prepaid envelope

Voting at the Annual Meeting

You may vote in person at the 2016 Annual Meeting of Stockholders, which will be held on Thursday, May 19, 2016, at 7:30 a.m. CDT, at CDW Center, 200 Tri-State International, Lincolnshire, Illinois 60069. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on p. 67 of this proxy statement.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2015 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A.

Business Overview

We are a leading provider of integrated information technology (IT) solutions serving a growing and fragmented market. Our full suite of offerings include discrete hardware and software products, services and complex technology solutions such as cloud computing, virtualization, collaboration, security, mobility and data center optimization. As we have evolved with the IT market, we have built an organization with significant scale, reach and deep intimate knowledge of customer and partner needs. When coupled with our market presence, our solutions set that addresses the entire IT lifecycle and our large and highly-skilled sales and technical organization, we deliver unique value – for both our customers and our vendor partners.

We serve more than 250,000 customers in the US, United Kingdom and Canada. Our five US selling channels (Medium and Large business; Small business; Government; Education; and Healthcare) each generated $1 billion or more in revenue in 2015. Our product portfolio includes more than 100,000 products from over 1,000 leading and emerging partners. Our more than 5,000 sellers, technical specialists and service delivery engineers help our customers navigate today’s complex information technology environment to maximize their return on IT investment. Since we are technology agnostic, we can offer the best solution to meet our customers’ needs without being constrained by a particular brand or product technology.

2015 Business Highlights

Our 2015 performance demonstrated the strength of our business model as we captured market share and delivered excellent profitability while continuing to invest in our future. For the year, we delivered:

•	Net sales (which include results from our August 2015 acquisition of UK-based integrated solutions provider, Kelway) growth of 7.6%

•	Organic, constant currency net sales growth of 5.3%

•	Adjusted EBITDA growth of 12.3%

•	Non-GAAP net income per diluted share growth of 23.6%, fueled by strong operating profits as well as a reduction in annual interest expense of 19.2% and the repurchase of more than 6 million shares

See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

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There were three main drivers of performance in 2015:

•	First, the power of our balanced portfolio of channels, with five US channels, each with over $1 billion in annual net sales. In 2015, we had balanced performance across our two segments as both Corporate and Public net sales increased by 5%.

•	Second, our diverse product suite of more than 100,000 products from over 1,000 leading and emerging brands, which ensures we are well-positioned to meet our customers needs – whether transactional or highly complex. US solutions saw nearly double-digit growth for the year and represented approximately half of US net sales.

•	Third, our variable cost structure, on-going focus on cost control and conservative approach to hiring helped us achieve an adjusted EBITDA margin for the year above our annual medium term target.

In 2015, we made excellent progress against our three part strategy:

OUR THREE PART STRATEGY

We delivered strong free cash flow of $283 million and continued to make progress against our four capital allocation priorities in 2015. These priorities are designed to provide stockholders with a balance between receiving short-term capital returns and long-term value creation by providing us with the flexibility required to execute our long term growth strategy.

CAPITAL ALLOCATION PRIORITIES

PRIORITIES	OBJECTIVES	2015 ACTIONS

Increase Dividends Annually	Target 30% payout of free cash flow in 5 years[1]	59% increase to $0.43/share

Maintain Net Leverage[2]	~2.5 to 3.0 times net leverage	Currently at 3.0x3

Supplement Organic Growth with M&A	Tuck-in, accretive deals	Kelway acquisition

Return Excess Free Cash Flow after Dividends & M&A Through Share Repurchase	Offset to incentive plan dilution and to supplement earnings per share growth	> $240 million in share repurchases

(1)	Established target in November 2014.
(2)	Defined in our credit agreement as the ratio of total debt at period-end excluding any unamortized discount and/or premium and deferred financing costs, less cash and cash equivalents, to trailing twelve months (TTM) Adjusted EBITDA, which includes TTM Adjusted EBITDA for Kelway, on a proforma basis. TTM Adjusted EBITDA is a term defined in our credit agreement.
(3)	As of December 31, 2015.

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Our strategic and capital allocation priorities remain the same for 2016 and our annual medium term targets have been refreshed for 2016 through 2018:

OUR ANNUAL MEDIUM TERM TARGETS

	THROUGH 2015	2016 – 2018
Net Sales Growth(1)	+ 200-300 basis points faster than U.S. IT growth	+ 200-300 basis points faster than U.S. IT growth

Adjusted EBITDA	Mid-7% Margin	Mid-7% Margin

Net Leverage(2)	Deleverage approximately 1/3 to 1/2x per year until approximately 3.0x	Maintain net debt/ Adjusted EBITDA ratio at approximately 2.5-3.0x

Non-GAAP Net Income Per Diluted Share Growth	Mid-teens	Low double-digits

(1)	Organic, constant currency.
(2)	Defined in our credit agreement as the ratio of total debt at period-end excluding any unamortized discount and/or premium and deferred financing costs, less cash and cash equivalents, to TTM Adjusted EBITDA, which includes TTM Adjusted EBITDA for Kelway, on a proforma basis. TTM Adjusted EBITDA is a term defined in our credit agreement.

We believe our 2015 results, strategic progress and capital allocation actions were recognized by the stock market. The following chart shows how a $100 investment in the Company’s common stock on June 27, 2013, the date our common stock first traded on the Nasdaq Global Select Market (“NASDAQ”) after our IPO, would have grown to $249 on December 31, 2015, with dividends reinvested quarterly. The chart also shows CDW’s significant outperformance versus the S&P Mid Cap 400 Index ($100 investment would have grown to $127) and the Company’s 2015 compensation peer group (see page 43 of this proxy statement) ($100 investment would have grown to $130) over the same period, with dividends reinvested quarterly.

For further details about our performance in 2015, please see the Company’s 2015 Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

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Our Board of Directors

•	Independent Board. Our Board of Directors is comprised entirely of independent directors, other than our Chief Executive Officer.
•	Independent Lead Director. Barry K. Allen serves as our independent lead director.
•	Independent Board Committees. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors.

					Board Committee Membership
					As of April 6, 2016(2)
		Director					Nom &
Name	Age	Since(1)	Primary Occupation	Independent	Audit	Comp	Corp Gov
Thomas E. Richards (Chairman)*	61	2011	Chairman & Chief Executive Officer, CDW Corporation
Virginia C. Albanese	52	2016	President & Chief Executive Officer, FedEx Custom Critical		X		X
Steven W. Alesio	62	2009	Operating Partner/Advisor, Providence Equity				X
Barry K. Allen (Lead Director)	67	2009	Operating Partner/Advisor, Providence Equity			X
James A. Bell	67	2015	Retired Executive Vice President, The Boeing Company		X		X
Benjamin D. Chereskin	57	2007	President, Profile Capital Management LLC		X		X
Lynda M. Clarizio*	55	2015	President, The Nielsen Company (U.S.), LLC			X	X
Glenn M. Creamer	54	2007	Senior Managing Director, Providence Equity				X
Michael J. Dominguez*	46	2007	Managing Director, Providence Equity			X	X
Paul J. Finnegan	63	2011	Co-Chief Executive Officer, Madison Dearborn				X
David W. Nelms	55	2014	Chairman & Chief Executive Officer, Discover Financial Services		X		X
Robin P. Selati*	50	2010	Managing Director, Madison Dearborn			X	X
Joseph R. Swedish*	64	2015	Chairman, President & CEO, Anthem, Inc.			X	X
Donna F. Zarcone	58	2011	President and Chief Executive Officer, Economic Club of Chicago				X
* Nominee for election to the Board of Directors at the Annual Meeting
(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.
(2)	Audit - Audit Committee; Comp - Compensation Committee; Nom & Corp Gov - Nominating and Corporate Governance Committee. - Committee Chair.

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Executive Compensation Highlights

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the chart on the right, in 2015, approximately 85% of the target compensation of our Chief Executive Officer, Thomas E. Richards, was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

Note:	For purposes of the 2015 CEO Target Compensation Mix chart, we have excluded the 2015 retention payment paid under the Restricted Debt Unit Plan for services through December 2015 as this plan was established prior to 2015. Please see “Other Elements of Our 2015 Executive Compensation Program – RDU Plan” in the “Compensation Discussion and Analysis” section and the narrative accompanying the 2015 Non-Qualified Deferred Compensation table in this proxy statement for further information regarding the Restricted Debt Unit Plan.

Our Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance
Long-term objectives aligned with the creation of stockholder value
Target total compensation at competitive market median
Market comparison of executive compensation against a relevant peer group
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no services to the Company
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote

We do not have tax gross-ups
We do not have executive perquisites
We do not have an enhanced severance multiple upon a change in control
We do not have excessive severance benefits
We do not allow dividends or dividend equivalents on unearned performance-based awards under our long-term incentive plan
We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval

Extensive information regarding our executive compensation programs in place for 2015 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

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CORPORATE GOVERNANCE

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and trust sustains our success. Part of this trust stems from our commitment to good corporate governance. To provide a framework for effective governance, our Board of Directors (the “Board of Directors” or “Board”) has adopted Corporate Governance Guidelines, which outline the operating principles of our Board of Directors and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on our website at www.cdw.com by clicking on Investor Relations and then Corporate Governance.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of NASDAQ, a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the NASDAQ listing standards and considers all relevant facts and circumstances.

Under the NASDAQ independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the NASDAQ listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors is independent under the applicable listing standards of NASDAQ, other than our Chief Executive Officer, Thomas E. Richards.

Board of Directors Leadership Structure

Thomas E. Richards, our Chief Executive Officer, serves as the Chairman of our Board of Directors and Barry K. Allen, a non-executive and independent director, serves as the Lead Director of our Board of Directors. The Board believes that the combined role of Chairman and Chief Executive Officer, together with the appointment of an independent Lead Director, the independence of all Board members other than our Chief Executive Officer, and the use of regular executive sessions of the independent directors, achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

The Board believes that having the Company’s Chief Executive Officer serve as the Chairman is in the best interest of its stockholders at this time because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction, as well as the Board’s ability to ensure management’s focused execution of that strategy. The Board additionally believes that because the Chief Executive Officer is the director most familiar with the Company’s business, industry and day-to-day operations, he is well-positioned to help the Board focus on those issues of greatest importance to the Company and its stockholders and to assist the Board with identifying the Company’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its business, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to his discussions with independent directors.

Under our Corporate Governance Guidelines, the primary roles of the Lead Director are to assist the Chairman in managing the governance of the Board and to serve as a liaison between the Chairman and other directors. The Lead Director: (1) presides at all meetings of the Board at which the Chairman is not present, including all executive sessions of the non-management and/ or independent directors; (2) has the authority to call meetings of the non-management and/or independent directors; and (3) serves as a contact for interested parties who wish to communicate with non-management directors.

The Board does not believe that a single leadership structure is right for all companies at all times, however, so the Board will periodically review its leadership structure to determine, based on the circumstances at the time, whether it and its committees are functioning effectively.

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Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and applicable committees and annual meetings of stockholders.

In 2015, the Board held five meetings, including regularly scheduled and special meetings. In 2015, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served (during the periods for which he or she served on the Board and such committees). In addition, nine of the directors then in office attended our 2015 Annual Meeting of Stockholders.

Board Committees

Our Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on our website at www.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

Audit Committee

Chairperson: Donna F. Zarcone

Other Members of the Committee: Virginia C. Albanese, James A. Bell, Benjamin D. Chereskin, David W. Nelms

Meetings Held in 2015: 7

Primary Responsibilities:

Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the U.S. Securities and Exchange Commission (“SEC”); (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our business process assurance function (internal audit); and (10) reviewing the Company’s compliance and ethics and risk management programs, including with respect to cybersecurity.

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of NASDAQ and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each member of the Audit Committee as an “audit committee financial expert.” Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

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Compensation Committee

Chairperson: Steven W. Alesio

Other Members of the Committee: Barry K. Allen, Lynda M. Clarizio, Michael J. Dominguez, Robin P. Selati, Joseph R. Swedish

Meetings Held in 2015: 4

Primary Responsibilities:

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving the compensation of our chief executive officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and recommending to the Board any changes to our incentive compensation and equity-based plans; and (5) reviewing trends in executive compensation.

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of NASDAQ and the rules under the Exchange Act.

Nominating and Corporate Governance Committee

Chairperson: Barry K. Allen

Other Members of the Committee:	Virginia C. Albanese, Steven W. Alesio, James A. Bell, Benjamin D. Chereskin, Lynda M. Clarizio, Glenn M. Creamer, Michael J. Dominguez, Paul J. Finnegan, David W. Nelms, Robin P. Selati, Joseph R. Swedish, Donna F. Zarcone

Meetings Held in 2015: 4

Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (5) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (6) reviewing and approving the compensation of our directors; (7) setting performance goals for and reviewing the performance of our chief executive officer; and (8) executive succession planning.

Independence:

Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of NASDAQ.

Board of Directors Role in Risk Oversight

Enterprise Risk Management Program

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority enterprise risks. The ERM Program facilitates constructive dialog at the senior management and Board levels to proactively identify and manage enterprise risks. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial reporting and compliance risks, and helps to ensure appropriate response strategies are in place.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Enterprise risks are considered in business decision making and as part of our overall business strategy. Our management team, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program, and reports to both the Audit Committee and the full Board on any identified high priority enterprise risks.

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Compensation Risk Assessment

We conducted an assessment of the risks associated with our compensation practices and policies, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals. Centralized oversight helps ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, which is applicable to all of our coworkers and our directors. Additionally, within The CDW Way Code is a Financial Integrity Code of Ethics that sets forth an even higher standard applicable to our executives, officers, members of our internal disclosure committee and all managers and above in our finance department. A copy of this code is available on our website at www.cdw.com. If we make any substantive amendments to the Financial Integrity Code of Ethics or grant any waiver from a provision to our chief executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Hedging, Short Sales and Pledging Policies

Our Policy on Insider Trading, which applies to all coworkers, Board members and consultants, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our Chief Legal Officer, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, lllinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members or committees at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

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Compensation Committee Interlocks and Insider Participation

During 2015, our Compensation Committee consisted of Steven W. Alesio, Barry K. Allen, Lynda M. Clarizio (appointed December 15, 2015), Michael J. Dominguez, Robin P. Selati and Joseph R. Swedish (appointed August 11, 2015). No member of the Compensation Committee was, during 2015 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2015, there were no compensation committee interlocks required to be disclosed.

Related Person Transactions

Related Person Transactions Approval/Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

•	the size of the transaction and the amount payable to or by the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction is at arm’s-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to us.

Certain Related Person Transactions

Equity Arrangements with Management and Madison Dearborn/Providence Equity

Registration Rights Agreement. We have entered into a registration rights agreement with Madison Dearborn, Providence Equity, our executive officers (the “Management Holders”) and certain other co-investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Madison Dearborn and Providence Equity have the right to require us to register all or any portion of their shares under the Securities Act of 1933 (the “Securities Act”) on Form S-1 or Form S-3, at our expense. Madison Dearborn and Providence Equity are entitled to request up to four long-form registrations (provided the aggregate offering value of the shares registered in any such registration equals at least $200 million) and an unlimited number of short-form registrations (provided the aggregate offering value of the shares registered in any such registration equals at least $50 million). Additionally, the Management Holders and co-investors who are party to the Registration Rights Agreement are entitled to request the inclusion of their registrable securities in any such registration statement at our expense. The aforementioned registration rights are subject to standard underwriter cutbacks and other customary limitations.

In addition, if we propose to file a registration statement in connection with a public offering of our common stock or other equity securities, then, subject to certain limited exceptions, Madison Dearborn and Providence Equity and each other holder of registrable securities under the Registration Rights Agreement are entitled to piggyback registration rights pursuant to which we are required to include in such registration such number of securities as they may request. These piggyback registration rights are also subject to customary cutbacks and other limitations.

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The Registration Rights Agreement includes a holdback agreement pursuant to which each holder of registrable securities is prohibited from engaging in any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any of our equity securities, or securities convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten demand registration or piggyback registration, unless the underwriters otherwise agree in writing. If (1) we issue an earnings release or other material news or a material event relating to us occurs during the final 17 days of such holdback period or (2) prior to the expiration of such holdback period, we announce that we will release earnings results during the 16-day period beginning upon the expiration of such holdback period, then the holdback period may be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be.

Stockholders Agreement. In connection with our IPO, we entered into a stockholders agreement (the “Stockholders Agreement”) with Madison Dearborn, Providence Equity and the Management Holders. The Stockholders Agreement provides that, for a period of three years following the completion of our IPO on June 26, 2013 (or, if sooner, such time as Madison Dearborn and Providence Equity no longer hold any shares of our common stock), a Management Holder will only sell shares of common stock contemporaneously with, or shortly following, sales of common stock by Madison Dearborn and/or Providence Equity in either a public or private sale to unaffiliated third parties. In connection with any such sale by Madison Dearborn and/or Providence Equity, a Management Holder is generally entitled to sell up to a number of shares of our common stock equal to the aggregate number of shares of common stock held by such Management Holder multiplied by a fraction, the numerator of which is the aggregate number of shares being sold by Madison Dearborn and/or Providence Equity in such sale and the denominator of which is the aggregate number of shares of common stock held by Madison Dearborn and/or Providence Equity immediately prior to such sale. In the event that a Management Holder elects not to, or is unable to, sell shares of common stock at the time of such sale by Madison Dearborn and/or Providence Equity, such Management Holder shall be entitled to sell in connection with any future sale by Madison Dearborn and/or Providence Equity the amount such Management Holder did not sell in connection with any prior sales. The restrictions on transfer are no longer binding on a Management Holder at such time as the Management Holder is no longer employed by us.

Share Repurchases in Connection with Secondary Offerings

On November 30, 2015, we completed a public offering of 9.2 million shares of our common stock by certain selling stockholders, including entities controlled by Madison Dearborn and Providence Equity, which included 1.2 million shares sold by the selling stockholders to the underwriters pursuant to the grant of an option that was exercised in full. We did not receive any proceeds from the sale of these shares. Upon completion of this offering, we purchased from the underwriters 1.0 million of the shares of our common stock that were subject to the offering at a price per share equal to the price paid by the underwriters to the selling stockholders in the offering, equal to an aggregate purchase price of $43.8 million.

On August 18, 2015, we completed a public offering of approximately 12.9 million shares of our common stock by certain selling stockholders, including entities controlled by Madison Dearborn and Providence Equity, which included 1.7 million shares sold by the selling stockholders to the underwriters pursuant to the grant of an option that was exercised in full. We did not receive any proceeds from the sale of these shares. Upon completion of this offering, we purchased from the underwriters 2.3 million of the shares of our common stock that were subject to the offering at a price per share equal to the price paid by the underwriters to the selling stockholders in the offering, equal to an aggregate purchase price of $85.5 million.

On May 22, 2015, we completed a public offering of 11.5 million shares of our common stock by certain selling stockholders, including entities controlled by Madison Dearborn and Providence Equity, which included 1.5 million shares sold by the selling stockholders to the underwriters pursuant to the grant of an option that was exercised in full. We did not receive any proceeds from the sale of these shares. In connection with this offering, we entered into a share repurchase agreement with certain selling stockholders controlled by Madison Dearborn and Providence Equity pursuant to which we repurchased 2.0 million shares of our common stock from such selling stockholders. This share repurchase was effected in a private, non-underwritten transaction at a price per share equal to the price paid by the underwriters to the selling stockholders in the public offering, equal to an aggregate purchase price of $73.2 million.

Other Transactions

Madison Dearborn and Providence Equity are private equity firms that have investments in companies that purchase products or services from, or provide products and services to, us. From time to time, Madison Dearborn and Providence Equity also directly purchase products or services from us. Such transactions are entered into in the ordinary course of business on terms no less favorable to us than terms that could have been reached with an unaffiliated third party.

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PROPOSAL 1 — Election of Directors

Under our Fifth Amended and Restated Certificate of Incorporation (our “Amended and Restated Certificate of Incorporation”), the number of Board members is set from time to time by the Board. Our Board currently consists of fourteen directors. Our Board is divided into three classes of directors—Class I, Class II and Class III—with one class of directors elected at each annual meeting of stockholders. Our directors serve three-year terms, with the expiration of their terms staggered according to class.

The terms of our five current Class III directors expire on the date of the 2016 Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated our five current Class III directors for election to terms expiring at the 2019 Annual Meeting, subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee. For example, Mr. Swedish and Mss. Albanese and Clarizio were recommended by a third-party search firm prior to their nomination and election by the Board as directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, lllinois 60061. Nominations for the 2017 Annual Meeting of Stockholders must be received no earlier than January 19, 2017 and no later than February 18, 2017.

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications and skills of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Principal employment, occupation or association involving an active leadership role

•	Qualifications, attributes, skills and/or experience relevant to the Company’s business

•	Ability to bring diversity to the Board, including complementary skills and viewpoints

•	Other time commitments, including the number of other boards on which the potential candidate may serve

•	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of NASDAQ and other applicable laws, regulations and rules

•	Financial literacy and expertise

•	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

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2016 Nominees for Election to the Board of Directors

Each of the five Class III director nominees listed below is currently a director of the Company. Each also has been determined by the Board to be independent, other than our Chief Executive Officer, Thomas E. Richards.

The following biographies describe the business experience of each Class III director nominee. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board’s collective qualifications, skills and experience. The time period for Messrs. Richards, Dominguez and Selati’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

If elected, each of the Class III director nominees is expected to serve for a term expiring at the Annual Meeting of Stockholders in 2019, subject to the election and qualification of his or her successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

The Board of Directors recommends a vote FOR the following nominees for election as Class III directors.

THOMAS E. RICHARDS Chairman Class III (Term Expires 2016) Age 61	Director of CDW Since: 2011 CDW Committees: None Other Public Company Directorships: The Northern Trust Corporation

Mr. Richards is our Chairman, President and Chief Executive Officer. Mr. Richards has served as our President and Chief Executive Officer since October 2011 and was named Chairman on January 1, 2013. From 2009 to 2011, Mr. Richards served as our President and Chief Operating Officer. Prior to joining CDW, Mr. Richards held leadership positions with Qwest Communications International Inc., a broadband Internet-based communications company. From 2008 to 2009, he served as Executive Vice President and Chief Operating Officer, where he was responsible for the day-to-day operation and performance of Qwest, and before assuming that role, was the Executive Vice President of the Business Markets Group from 2005 to 2008. Mr. Richards also has served as Chairman and Chief Executive Officer of Clear Communications Corporation and as Executive Vice President of Ameritech Corporation.

Mr. Richards serves as a board member of The Northern Trust Corporation, Junior Achievement of Chicago, Rush University Medical Center and the University of Pittsburgh. Mr. Richards also is a member of the Economic Club of Chicago and the Executives’ Club of Chicago. Mr. Richards is a graduate of the University of Pittsburgh where he earned a bachelor’s degree and a graduate of Massachusetts Institute of Technology where he earned a Master of Science in Management as a Sloan Fellow.

Experience and Qualifications of Particular Relevance to CDW

Mr. Richards possesses particular knowledge and experience in technology industries, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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LYNDA M. CLARIZIO Class III (Term expires 2016) Independent Director Age 55	Director of CDW Since: 2015 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: None

Ms. Clarizio is the President of U.S. Media at The Nielsen Company (U.S.), LLC, a global performance management company that provides a comprehensive understanding of what consumers watch and buy, a position she has held since August 2013. Prior to joining Nielsen, Ms. Clarizio served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multi-platform advertising solutions to the media industry. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including most recently President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner at the Washington, DC law firm of Arnold & Porter, where she practiced law from 1987 through 1999.

Ms. Clarizio is a member of the Boards of Directors of Batanga Media, Resonate and Human Rights First. She is also a member of the Leadership Council of Princeton University’s School of Engineering and Applied Science. Ms. Clarizio is a graduate of Princeton University where she earned a bachelor’s degree and a graduate of Harvard Law School where she earned a J.D.

Experience and Qualifications of Particular Relevance to CDW

Ms. Clarizio possesses particular knowledge and experience in sales and marketing, finance, technology, strategic planning, and leadership of complex organizations.

MICHAEL J. DOMINGUEZ Class III (Term Expires 2016) Independent Director Age 46	Director of CDW Since: 2007 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Dominguez is a Managing Director of Providence Equity. Prior to joining Providence Equity in 1998, Mr. Dominguez worked for Salomon Smith Barney in corporate finance. Previously, Mr. Dominguez held positions with Morgan Stanley and was a senior consultant at Andersen Consulting.

Mr. Dominguez serves on the boards of directors of Learfield Communications, Inc., The Chernin Group, Edge ConneX, RentPath and ZeniMax Media Inc. During the past five years, Mr. Dominguez also served as a director of AutoTrader.com, Bresnan Communications and GLM Holdings. Mr. Dominguez is a graduate of Bucknell University where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Dominguez possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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ROBIN P. SELATI Class III (Term Expires 2016) Independent Director Age 50	Director of CDW Since: 2010 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: Ruth’s Hospitality Group, Inc.

Mr. Selati is a Managing Director of Madison Dearborn and joined the firm in 1993. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated.

Mr. Selati serves on the boards of directors of Ruth’s Hospitality Group, Inc. and Things Remembered, Inc. During the previous five years, Mr. Selati also served as a director of BF Bolthouse Holdco LLC and The Yankee Candle Company, Inc. Mr. Selati is a graduate of Yale University where he earned a bachelor’s degree and a graduate of the Stanford University Graduate School of Business where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Selati possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

JOSEPH R. SWEDISH Class III (Term expires 2016) Independent Director Age 64	Director of CDW Since: 2015 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: Anthem, Inc.

Mr. Swedish is the Chairman, President and Chief Executive Officer of Anthem, Inc., one of the country’s largest health insurers. Prior to joining Anthem in March 2013, Mr. Swedish was Chief Executive Officer of Trinity Health, an eighteen-state integrated health care delivery system, from 2004 to 2013. Mr. Swedish also has held CEO and senior leadership positions with Centura Health, Hospital Corporation of America and other healthcare enterprises, amongst others.

Mr. Swedish also serves on the board of directors for the Blue Cross and Blue Shield Association, the National Institute for Health Care Management, America’s Health Insurance Plans, and the Board of Trustees of the AHA Health Research and Educational Trust, and Duke University’s Fuqua School of Business Board of Visitors. Mr. Swedish received his bachelor’s degree from the University of North Carolina at Charlotte and his master’s degree in health administration from Duke University.

Experience and Qualifications of Particular Relevance to CDW

Mr. Swedish possesses particular knowledge and experience in the healthcare industry, technology, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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Other Members of the Board of Directors

Set forth below are the biographies of the continuing directors who are not nominees for election at the 2016 Annual Meeting. Steven W. Alesio, Barry K. Allen, David W. Nelms and Donna F. Zarcone are Class I directors whose terms will expire in 2017, and Virginia C. Albanese, James A. Bell, Benjamin D. Chereskin, Glenn M. Creamer and Paul J. Finnegan are Class II directors whose terms will expire in 2018. Following the biographical information for each director, we have listed the specific experience and qualifications of that director that strengthen the Board’s collective qualifications, skills and experience. The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

VIRGINIA C. ALBANESE Class II (Term expires 2018) Independent Director Age 52	Director of CDW Since: 2016 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: None

Ms. Albanese is the President and Chief Executive Officer of FedEx Custom Critical, a leading North American expedited freight carrier, a position she has held since June 2007. Ms. Albanese joined FedEx Custom Critical in 1999 as Division Managing Director, Service and Safety, and in 2001 became Division Vice President, Operations and Customer Service. Prior to joining FedEx Custom Critical, Ms. Albanese spent thirteen years at Roberts Express, Inc. (acquired by FedEx Custom Critical in 1999) in various operations roles.

Ms. Albanese serves on the board of trustees of Kent State University and the boards of directors of Akron Children’s Hospital and Akron Community Foundation. She served as past chair of both The Boys and Girls Club of Western Reserve and the past chair of the Greater Akron Chamber of Commerce. Ms. Albanese is a graduate of Kent State University where she earned a bachelor’s degree and an Executive Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Ms. Albanese possesses particular knowledge and experience in operations, technology, finance, strategic planning, and leadership of complex organizations.

STEVEN W. ALESIO Class I (Term Expires 2017) Independent Director Age 62	Director of CDW Since: 2009 CDW Committees: Compensation (Chair) and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Alesio serves as an Operating Partner/Advisor at Providence Equity. Prior to joining Providence Equity in December 2010, Mr. Alesio was most recently Chairman of the Board and Chief Executive Officer of Dun & Bradstreet Corporation, a provider of credit information on businesses and corporations. After joining Dun & Bradstreet in 2001 as Senior Vice President, Mr. Alesio served in various senior leadership positions. In 2002, Mr. Alesio was named President and Chief Operating Officer, and was elected to the board of directors. In January 2005, Mr. Alesio was chosen to be the Chief Executive Officer, and in May of 2005, he became Chairman of the Board, a position he held until his departure in 2010. Prior to joining Dun & Bradstreet, Mr. Alesio spent 19 years with the American Express Company, where he served in marketing and then general management roles.

Mr. Alesio serves on the boards of directors of Ascend Learning, Blackboard, TwentyEighty and Vector Learning. During the past five years, Mr. Alesio also served as a director of Study Group, Altegrity and Genworth Financial, Inc. Mr. Alesio is the founding sponsor for the non-profit All Stars Project of New Jersey, which provides outside-of-school leadership development and performance-based education programming to thousands of inner-city young people in Newark and its surrounding communities. Mr. Alesio is a graduate of St. Francis College where he earned a bachelor’s degree and a graduate of University of Pennsylvania’s Wharton School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Alesio possesses particular knowledge and experience in strategic planning and leadership of complex organizations, and board practices of other major corporations.

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BARRY K. ALLEN Lead Director Class I (Term Expires 2017) Independent Director Age 67	Director of CDW Since: 2009 CDW Committees: Compensation and Nominating and Corporate Governance (Chair) Other Public Company Directorships: Bell Canada Enterprises

Mr. Allen serves as an Operating Partner/Advisor at Providence Equity and is President of Allen Enterprises, LLC, a private equity investment and management company he founded in 2000. Prior to joining Providence Equity in 2007, Mr. Allen was Executive Vice President of Operations at Qwest Communications International Inc., a broadband Internet-based communications company. Before his retirement from Qwest in 2007, Mr. Allen was responsible for the company’s network and information technology operations. Prior to being named Executive Vice President of Operations in 2004, he served as Qwest’s Executive Vice President and Chief Human Resources Officer. Previously, he served as President of Chicago-based Ameritech Corp., where he began his career in 1974 and held a variety of executive appointments including President and Chief Executive Officer of Wisconsin Bell and President and Chief Executive Officer of Illinois Bell. Before starting at Ameritech, Mr. Allen served in the U.S. Army where he reached the rank of Captain.

Mr. Allen is the chairman of the board for the Professional Association of Diving Instructors (PADI) and serves on the boards of directors of Bell Canada Enterprises, the Fiduciary Management family of mutual funds and Fiduciary Management, Inc. (FMI). During the past five years, Mr. Allen served as a director of Harley Davidson, Inc. (chairman 2009-2012), Stream Global Services, Inc. and Telcordia Technologies, Inc. He also has served as a board member of many civic organizations, including the Greater Milwaukee Committee, Junior Achievement of Wisconsin, Children’s Hospital of Wisconsin, World Triathlon Corporation and United Way in Milwaukee and currently serves as a board member of the Boys and Girls Club of Milwaukee. Mr. Allen is a graduate of the University of Kentucky where he earned a bachelor’s degree and a graduate of Boston University where he earned a Master of Business Administration, with honors.

Experience and Qualifications of Particular Relevance to CDW

Mr. Allen possesses particular knowledge and experience in technology industries, strategic planning and leadership of complex organizations, and board practices of other major corporations that make him particularly suited to serve as our lead director.

JAMES A. BELL Class II (Term Expires 2018) Independent Director Age 67	Director of CDW Since: 2015 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Apple, Inc., The Dow Chemical Company and JP Morgan Chase & Co.

Mr. Bell retired as Executive Vice President of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft, in April 2012. Mr. Bell served as Boeing’s Executive Vice President, Corporate President and Chief Financial Officer from 2008 until February 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.

Mr. Bell serves on the boards of directors of Apple, Inc., The Dow Chemical Company and JP Morgan Chase & Co. and the board of trustees of Rush University Medical Center. During the past five years, Mr. Bell also served as a director of the Chicago Urban League, World Business Chicago, the Chicago Infrastructure Trust and the Economic Club of Chicago. Mr. Bell is a graduate of California State University at Los Angeles where he earned a bachelor’s degree.

Experience and Qualifications of Particular Relevance to CDW

Mr. Bell possesses particular knowledge and experience in finance, accounting, regulatory issues, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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BENJAMIN D. CHERESKIN Class II (Term Expires 2018) Independent Director Age 57	Director of CDW Since: 2007 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Cinemark, Inc.

Mr. Chereskin is President of Profile Capital Management LLC, an investment management firm. Prior to founding Profile Capital in 2009, Mr. Chereskin was a Managing Director of Madison Dearborn, having co-founded the firm in 1992. Prior to the founding of Madison Dearborn, Mr. Chereskin was with First Chicago Venture Capital for nine years.

Mr. Chereskin serves on the boards of directors of Cinemark, Inc. and KIPP-Chicago. During the previous five years, Mr. Chereskin also served as a director of BF Bolthouse Holdco LLC, Boulder Brands, Inc., Tuesday Morning Corporation, the University of Chicago Laboratory School and University of Chicago Medicine. Mr. Chereskin is a graduate of Harvard College where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Chereskin possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

GLENN M. CREAMER Class II (Term Expires 2018) Independent Director Age 54	Director of CDW Since: 2007 CDW Committees: Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Creamer is a Senior Managing Director of Providence Equity. Prior to joining a predecessor of Providence Equity in 1989, Mr. Creamer was a Vice President of Narragansett Capital Inc., which he joined in 1988. Mr. Creamer also has worked in investment banking at Merrill Lynch and JP Morgan.

Mr. Creamer serves as a director on various non-profit boards, including Mustard Seed Communities USA and the Rhode Island School of Design Museum. During the previous five years, Mr. Creamer also served as a director of Telcordia Technologies, Inc. and Catholic Relief Services. Mr. Creamer is a graduate of Brown University where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Creamer possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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PAUL J. FINNEGAN Class II (Term Expires 2018) Independent Director Age 63	Director of CDW Since: 2011 CDW Committees: Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Finnegan is the Co-Chief Executive Officer of Madison Dearborn. Prior to co-founding Madison Dearborn in 1992, Mr. Finnegan was with First Chicago Venture Capital for ten years. Previously, he held a variety of marketing positions in the publishing industry, both in the United States and in Southeast Asia. Mr. Finnegan has more than 30 years of experience in private equity investing with a particular focus on investments in the communications industry.

Mr. Finnegan is the chairman of the board for Government Sourcing Solutions, LLC and serves on the board of directors of AIA Corporation. He is a Fellow of the Harvard Corporation, Treasurer of Harvard University, chair of the Harvard Management Company and past member of the Harvard Board of Overseers and a Past President of the Harvard Alumni Association. Mr. Finnegan is a member of the Board of Dean’s Advisors at the Harvard Business School, a member of the Leadership Council of the Harvard School of Public Health and also a member of the Center for Public Leadership’s Leadership Council at Harvard Kennedy School. He is the Past Chairman and current board member of Teach For America in Chicago, a member of Teach For America’s National Board and member of the board of directors of the Chicago Council on Global Affairs. During the previous five years, Mr. Finnegan also has served as a director for iPlan, LLC, Council Tree Hispanic Broadcasters, LLC and PAETEC Communications, Inc. Mr. Finnegan is a graduate of Harvard College where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Finnegan possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

DAVID W. NELMS Class I (Term Expires 2017) Independent Director Age 55	Director of CDW Since: 2014 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Discover Financial Services

Mr. Nelms is the Chairman and Chief Executive Officer of Discover Financial Services, a direct banking and payment services company. Mr. Nelms was elected Chairman of the Board at Discover in January 2009, having served as Chief Executive Officer since 2004, and President and Chief Operating Officer from 1998 to 2004. Prior to joining Discover, Mr. Nelms worked at MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, he was a senior product manager for Progressive Insurance. Mr. Nelms served as a management consultant with Bain & Company from 1986 to 1990.

Mr. Nelms also serves on the boards of directors of the Federal Reserve Bank of Chicago, Junior Achievement of Chicago and the Executives’ Club of Chicago. He is a board member of the Financial Services Roundtable and a member of the Civic Committee of the Commercial Club of Chicago. Mr. Nelms is a graduate of University of Florida where he earned a bachelor’s degree in mechanical engineering and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Nelms possesses particular knowledge and experience in technology industries, accounting, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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DONNA F. ZARCONE Class I (Term Expires 2017) Independent Director Age 58	Director of CDW Since: 2011 CDW Committees: Audit (Chair) and Nominating and Corporate Governance Other Public Company Directorships: Cigna Corporation

Ms. Zarcone is the President and Chief Executive Officer of the Economic Club of Chicago, a position she has held since February 2012. From January 2007 to February 2012, she served as the President, CEO and founder of D.F. Zarcone & Associates LLC, a strategy advisory firm. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in 1998. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from 1982 through 1994 and in various management roles at KPMG/Peat Marwick from 1979 through 1982.

Ms. Zarcone serves on the boards of directors of Cigna Corporation and The Duchossois Group. During the previous five years, Ms. Zarcone also served as a director of The Jones Group Inc. and Wrightwood Capital. She also serves as a board member of various civic and professional organizations, including the University of Chicago Booth School of Business Polsky Center for Entrepreneurship. Ms. Zarcone is a graduate of Illinois State University where she earned a bachelor’s degree and a graduate of University of Chicago Booth School of Business where she earned a Master of Business Administration. Ms. Zarcone is a certified public accountant.

Experience and Qualifications of Particular Relevance to CDW

Ms. Zarcone possesses particular knowledge and experience in accounting, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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DIRECTOR COMPENSATION

Elements of Director Compensation

The table below sets forth the elements of our 2015 annual compensation program for our non-employee directors who are not Managing Directors of either Madison Dearborn or Providence Equity. Thomas E. Richards, our Chairman, President and Chief Executive Officer, and Glenn M. Creamer, Michael J. Dominguez, Paul J. Finnegan and Robin P. Selati, Managing Directors of Madison Dearborn or Providence Equity, do not receive compensation for their Board service.

2015 Annual Compensation Elements	Amount
Board Retainer	$75,000
Audit Committee Chair Retainer	$15,000
Compensation Committee Chair Retainer	$10,000
Nominating and Corporate Governance Committee Chair Retainer	$10,000
Annual Restricted Stock Unit Grant Value	$125,000

In 2016, based upon a review of peer group market data and input from the Compensation Committee’s independent compensation consultant, the Board made the following changes to our annual compensation program for our non-employee directors who are not Managing Directors of either Madison Dearborn or Providence Equity:

2016 Annual Compensation Elements	Amount
Board Retainer	$87,500
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$10,000
Annual Restricted Stock Unit Grant Value	$137,500

All retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board or chair service during the calendar year.

The annual restricted stock unit grant vests on the first anniversary of the grant date and entitles the director to receive shares of our common stock upon vesting. Directors may elect to defer receipt of common stock upon vesting in five year increments. In the year of appointment to the Board, a director receives a prorated portion of the annual restricted stock unit grant value based upon the number of months between appointment and the vesting date of the most recent annual grant to incumbent directors, which prorated award vests on the same vesting date as the most recent annual grant to incumbent directors.

Stock Ownership Guidelines

The Board believes that, in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director who is not a Managing Director of Madison Dearborn or Providence Equity should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for non-employee directors and making recommendations to the Board.

Pursuant to our Corporate Governance Guidelines, each non-employee director who is not a Managing Director of Madison Dearborn or Providence Equity must hold equity interests in the Company’s common stock equal to at least $500,000. Until such guideline is met, a director is required to retain 100% of the after-tax value of all vested equity awards earned under the Company’s non-employee director compensation program.

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2015 Director Compensation Table

The table below summarizes the compensation paid by the Company to our non-employee directors who are not Managing Directors of either Madison Dearborn or Providence Equity for the fiscal year ended December 31, 2015:

	Fees earned
	or paid in cash	Stock Awards	Total
Name	($)	($)(1)(2)	($)
Steven W. Alesio	85,000	125,009	210,009
Barry K. Allen	85,000	125,009	210,009
James A. Bell(3)	57,708	114,576	172,284
Benjamin D. Chereskin	75,000	125,009	200,009
Lynda M. Clarizio(4)	3,465	20,832	24,297
David W. Nelms	75,000	125,009	200,009
Joseph R. Swedish(5)	29,144	62,512	91,656
Donna F. Zarcone	90,000	125,009	215,009
(1)	Stock Awards. The amounts reported represent the grant date fair value of restricted stock units granted in 2015, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”).
(2)	Outstanding Stock Awards. The following table summarizes outstanding stock awards held by each above director on December 31, 2015, including restricted stock units on which settlement has been deferred and restricted stock units acquired through the deemed reinvestment of dividend equivalents:

Restricted Stock Units Outstanding
Name	(#)
Steven W. Alesio	8,553
Barry K. Allen	8,553
James A. Bell	3,084
Benjamin D. Chereskin	3,334
Lynda M. Clarizio	483
David W. Nelms	8,553
Joseph R. Swedish	1,594
Donna F. Zarcone	8,553

(3)	Appointed to our Board on March 25, 2015.
(4)	Appointed to our Board on December 15, 2015.
(5)	Appointed to our Board on August 11, 2015.

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STOCK OWNERSHIP

Ownership of Our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee and each of our named executive officers;

•	all members of our Board and our executive officers as a group; and

•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 21, 2016 and shares of restricted stock that vest within 60 days of March 21, 2016 are deemed to be outstanding and beneficially owned by the person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of March 21, 2016 and the percentage of beneficial ownership is based on 165,937,949 shares of common stock outstanding as of March 21, 2016.

Unless otherwise indicated, the address for each holder listed below is c/o CDW Corporation, 200 N. Milwaukee Avenue, Vernon Hills, Illinois 60061.

Directors and Executive Officers

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Thomas E. Richards	1,446,678	*	Includes beneficial ownership of 527,670 shares held by Mr. Richards that may be acquired within 60 days of March 21, 2016. Also includes 33,318 shares of restricted stock and 194,389 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of March 21, 2016.
Ann E. Ziegler	230,794	*	Includes 81,219 shares held by the Ann E. Ziegler 2012 Gift Trust which are deemed to be beneficially owned by Ms. Ziegler. Also includes beneficial ownership of 46,018 shares held by Ms. Ziegler that may be acquired within 60 days of March 21, 2016. Also includes 70,041 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of March 21, 2016.
Douglas E. Eckrote	298,316	*	Includes beneficial ownership of 24,480 shares held by Mr. Eckrote that may be acquired within 60 days of March 21, 2016. Also includes 23,375 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of March 21, 2016.
Christine A. Leahy	291,066	*	Includes beneficial ownership of 37,344 shares held by Ms. Leahy that may be acquired within 60 days of March 21, 2016. Also includes 44,073 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of March 21, 2016.

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Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Jonathan J. Stevens	133,308	*	Includes beneficial ownership of 21,760 shares held by Mr. Stevens that may be acquired within 60 days of March 21, 2016. Also includes 20,775 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of March 21, 2016.
Virginia C. Albanese	—	—	Appointed to the Board on March 2, 2016.
Steven W. Alesio	30,089	*	Includes beneficial ownership of 8,576 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Barry K. Allen	29,596	*

Includes beneficial ownership of 8,576 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.

Does not include approximately 1,854 shares indirectly owned by Allen Enterprises LLC, a limited liability company controlled by Mr. Allen, through its 0.1718% interest in PEP Co-Investors (CDW) L.P., a limited partnership which directly holds 1,079,112 shares prior to the offering. Mr. Allen has no voting or investment power over such shares and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. These shares are included in Providence Equity’s beneficial ownership.

James A. Bell	8,772	*	Includes beneficial ownership of 3,092 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Benjamin D. Chereskin	183,676	*	Includes 175,163 shares held by the Chereskin Family Dynasty Trust which are deemed to be beneficially owned by Mr. Chereskin.
Lynda M. Clarizio	483	*
Glenn M. Creamer	1,202	*
Michael J. Dominguez	—	—
Paul J. Finnegan	—	—
David W. Nelms	8,576	*	Includes beneficial ownership of 8,576 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Robin P. Selati	—	—
Joseph R. Swedish	1,594	*
Donna F. Zarcone	15,582	*	Includes beneficial ownership of 8,576 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
All directors and executive officers as a group (23 persons)	3,658,488	2.2%

* Denotes less than 1.0%

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Principal Stockholders

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares
FMR LLC(1) 245 Summer Street Boston Massachusetts 02210	17,495,307	10.40%
Wellington Management Group LLP(2) c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	12,189,585	7.20%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	11,959,416	7.06%
Blackrock, Inc.(4) 55 East 52nd Street New York, New York 10055	9,406,638	5.60%
(1)	This information is based on a Schedule 13G/A filed by FMR LLC with the SEC on February 12, 2016 reporting beneficial ownership as of December 31, 2015. FMR LLC reported that it has sole voting power with respect to 2,947,516 shares of our common stock and sole dispositive power with respect to 17,495,307 shares of our common stock.
(2)	This information is based on a Schedule 13G filed by Wellington Management Group LLP with the SEC on February 11, 2016 reporting beneficial ownership as of December 31, 2015. Wellington Management Group LLP reported that is has shared voting power with respect to 8,794,472 shares of our common stock and shared dispositive power with respect to 12,189,585 shares of our common stock.
(3)	This information is based on a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2016 reporting beneficial ownership as of December 31, 2015. The Vanguard Group reported that it has sole voting power with respect to 139,309 shares of our common stock, shared voting power with respect to 13,000 shares of our common stock, sole dispositive power with respect to 11,803,107 shares of our common stock and shared dispositive power with respect to 156,309 shares of our common stock.
(4)	This information is based on a Schedule 13G filed by Blackrock, Inc. with the SEC on January 28, 2016 reporting beneficial ownership as of December 31, 2015. Blackrock, Inc. reported that it has sole voting power with respect to 8,489,269 shares of our common stock and sole dispositive power with respect to 9,406,638 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers, and owners of more than 10% of our common stock must file reports with the SEC under Section 16(a) of the Exchange Act regarding their ownership of and transactions in our common stock and securities related to our common stock. Based upon a review of these reports and inquiries we have made, we believe that all reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2015 were filed on a timely basis, with the exception of two Forms 4 for two transactions by Glenn M. Creamer that were inadvertently filed late.

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PROPOSAL 2 — Approval of the Amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to Adopt Majority Voting for Uncontested Elections of Directors

Our Amended and Restated Certificate of Incorporation currently provides that elections of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote. Under this plurality voting standard, director nominees receiving the highest number of “FOR” votes will be elected, regardless of the number of votes withheld. At this Annual Meeting, the existing plurality voting standard will continue to apply.

Stockholders are being asked at this Annual Meeting to approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to replace the plurality voting standard with a majority voting standard for uncontested elections of directors. If approved, this proposal would amend Article Six, Section 4 of our Amended and Restated Certificate of Incorporation to establish majority voting for uncontested elections of directors beginning with the 2017 Annual Meeting of Stockholders. As a result, all director nominees in uncontested elections would be required to receive a number of “FOR” votes representing at least a majority of votes cast in the election. If such a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, the Amended and Restated Certificate of Incorporation would require the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board would then be charged with making a recommendation to our Board as to whether to accept or reject the tendered resignation or whether other action should be taken. In contested elections where the number of nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply. The majority voting standard would not apply to vacancies on the Board (including a vacancy resulting from an increase in the number of directors) filled by a vote of the Board. The proposed amendment also includes certain non-substantive changes to remove references to our IPO. This summary of the proposed amendment to our Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix B to this proxy statement.

Our Board has approved the amendment to our Amended and Restated Certificate of Incorporation to adopt majority voting in uncontested director elections, subject to and conditioned upon stockholder approval at this Annual Meeting.

On the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board is submitting this proposal to our stockholders as part of its ongoing evaluation of its corporate governance practices. After careful consideration of the issue, our Board has determined to recommend a vote FOR the approval of this proposal. In determining whether to recommend adopting a majority voting standard for uncontested elections of directors to our stockholders, our Board analyzed current corporate governance trends and considered the arguments in favor of and against maintaining the existing plurality voting standard. Our Board recognizes that many of our peer public companies have amended their governing documents to provide for a majority voting standard rather than a plurality standard. Our Board believes that generally requiring directors to be elected by a majority of votes cast both ensures that only director nominees with broad acceptability among our voting stockholders will be elected and enhances the accountability of each elected director to our stockholders. Accordingly, after careful consideration, our Board has determined that it would be in the best interests of our stockholders to amend our Amended and Restated Certificate of Incorporation to adopt a majority voting standard for uncontested elections of directors.

The Board of Directors recommends a vote FOR approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to adopt majority voting for uncontested elections of directors.

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PROPOSAL 3 — Advisory Vote to Approve Named Executive Officer Compensation

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2015 Annual Meeting of Stockholders, more than 99% of votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2015 proxy statement.

In deciding how to vote on this proposal, we encourage you to review the Compensation Discussion and Analysis and 2015 Executive Compensation sections of this proxy statement for a detailed description of our executive compensation program. As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our compensation program with the objective of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

•	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.

•	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.

The Board of Directors recommends a vote FOR approval on an advisory basis of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related disclosure and tables in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for 2015 and our executive compensation philosophies and objectives.

Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (“Named Executive Officers”). For 2015, our Named Executive Officers were:

Name	Title
Thomas E. Richards	Chairman, President and Chief Executive Officer
Ann E. Ziegler	Senior Vice President and Chief Financial Officer
Douglas E. Eckrote	Senior Vice President - Strategic Solutions and Services
Christine A. Leahy	Senior Vice President - International, Chief Legal Officer and Corporate Secretary
Jonathan J. Stevens	Senior Vice President, Operations and Chief Information Officer

This CD&A is divided into three sections:

Overview	• 2015 Business Highlights
• Our Executive Compensation Program
• Our Executive Compensation Practices
• 2015 Say-on-Pay Vote
What We Pay and Why	• 2015 Executive Compensation Decisions
• Base Salary
• Annual Cash Incentive Awards (Senior Management Incentive Plan)
• Long-Term Incentive Program
• Other Elements of Our 2015 Executive Compensation Program
How We Make Executive Compensation Decisions	• Our Executive Compensation Philosophies and Objectives • Role of the Board, Compensation Committee and our Executive Officers

• Guidance from Independent Compensation Consultant
• Comparison to Relevant Peer Group
• Alignment of Senior Management Team to Drive Performance

OVERVIEW

2015 Business Highlights

Our 2015 performance demonstrated the strength of our business model as we captured market share and delivered excellent profitability while continuing to invest in our future. For the year, we delivered:

•	Net sales (which include results from our August 2015 acquisition of UK-based integrated solutions provider, Kelway) growth of 7.6%

•	Organic, constant currency net sales growth of 5.3%

•	Adjusted EBITDA growth of 12.3%

•	Non-GAAP net income per diluted share growth of 23.6%, fueled by strong operating profits as well as a reduction in annual interest expense of 19.2% and the repurchase of more than 6 million shares

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See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

There were three main drivers of performance in 2015:

•	First, the power of our balanced portfolio of channels, with five US channels, each with over $1 billion in annual net sales. In 2015, we had balanced performance across our two segments as both Corporate and Public net sales increased by 5%.

•	Second, our diverse product suite of more than 100,000 products from over 1,000 leading and emerging brands, which ensures we are well-positioned to meet our customer’s needs – whether transactional or highly complex. US solutions saw nearly double-digit growth for the year and represented approximately half of US net sales.

•	Third, our variable cost structure, on-going focus on cost control and conservative approach to hiring helped us achieve an adjusted EBITDA margin for the year above our annual medium term target.

In 2015, we made excellent progress against our three part strategy:

OUR THREE PART STRATEGY

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We believe our 2015 results, strategic progress and capital allocation actions were recognized by the stock market. The following chart shows how a $100 investment in the Company’s common stock on June 27, 2013, the date our common stock first traded on NASDAQ after our IPO, would have grown to $249 on December 31, 2015, with dividends reinvested quarterly. The chart also shows CDW’s significant outperformance versus the S&P Mid Cap 400 Index ($100 investment would have grown to $127) and the Company’s 2015 compensation peer group (see page 43 of this proxy statement) ($100 investment would have grown to $130) over the same period, with dividends reinvested quarterly.

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Our Executive Compensation Program

Our executive compensation program is designed to drive above-market results and is built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s executive compensation program:

Pay Element
		Annual Cash	Performance
	Salary	Incentive Awards	Shares	Stock Options
Who Receives	All Named Executive Officers
When Granted	Annually
Form of Delivery	Cash Equity
Type of Performance	Short-term emphasis Short-term emphasis (variable) Long-term emphasis (variable)
Performance Period	1 year	1 year	3 years	Vest over 3 years 10 year maximum term
How Payout Determined	Compensation Committee determination	Based upon formula established by Compensation Committee	Based upon formula established by Compensation Committee	Based upon stock price appreciation between grant and exercise
Most Recent Performance Measures	Individual	Adjusted EBITDA, market share	Adjusted free cash flow, Adjusted EPS	Stock price appreciation

The chart below illustrates the pay for performance design of our 2015 executive compensation program. For 2015, approximately 85% of the target compensation of our Chief Executive Officer was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

Note:	For purposes of the 2015 CEO Target Compensation Mix chart, we have excluded the 2015 retention payment paid under the Restricted Debt Unit Plan for services through December 2015 as this plan was established prior to 2015. Please see “Other Elements of Our 2015 Executive Compensation Program – RDU Plan” below and the narrative accompanying the “2015 Non-Qualified Deferred Compensation” table for further information regarding the Restricted Debt Unit Plan.

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Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices
Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance
Long-term objectives aligned with the creation of stockholder value
Target total compensation at the competitive market median
Market comparison of executive compensation against a relevant peer group
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote

We do not have tax gross-ups
We do not have executive perquisites
We do not have an enhanced severance multiple upon a change in control
We do not have excessive severance benefits
We do not allow dividends or dividend equivalents on unearned performance-based awards under our long-term incentive plan
We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval

2015 Say-on-Pay Vote

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by more than 99% of the votes cast for the Company’s say-on-pay vote at our 2015 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2015 say-on-pay vote.

WHAT WE PAY AND WHY

2015 Executive Compensation Decisions

Consistent with our pay-for-performance philosophy and executive compensation program objectives described below under “Our Executive Compensation Philosophies and Objectives,” in determining the 2015 adjustments to executive compensation levels and the mix of compensation elements for each Named Executive Officer, the Compensation Committee and our Chief Executive Officer (in making recommendations regarding Named Executive Officer compensation other than his own) considered each Named Executive Officer’s prior performance, Company performance, the compensation levels paid to similarly

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situated executive officers at the Company, the competitive median of the market data to provide a perspective on external practices, and input from the Compensation Committee’s independent compensation consultant. Consistent with the Company’s long-standing compensation philosophy of aligning executive officers’ interests with stockholders through the risks and rewards of equity ownership, the Compensation Committee allocated the majority of the total target direct compensation increases to the target equity grant levels for Mr. Richards, Ms. Ziegler and Ms. Leahy.

As a result of several years of strong results coupled with previously granted equity awards while the Company was privately owned, all of our executives have accumulated significant value through their equity ownership in CDW, with most executives exceeding 10 times their respective base salaries. When determining 2015 compensation for each of our executives, the Compensation Committee and our Chief Executive Officer considered this accumulated value in conjunction with both the retentive value of our Restricted Debt Unit Plan and the leadership opportunities presented to each executive to motivate him or her in 2015 and beyond.

Base Salary

The Compensation Committee generally sets base salaries for executives, including our Named Executive Officers, below the competitive market median of salaries for executives in similar positions. Aligned with our compensation philosophies and objectives, a significant portion of each Named Executive Officer’s annual target cash compensation is at risk, to provide a strong connection between pay and performance. Accordingly, in 2015, Mr. Richards’ annual target cash compensation was weighted 40% base salary and 60% annual incentive target. The table below sets forth the 2015 base salary level for each of our Named Executive Officers:

Named Executive Officer	2015 Base Salary
Thomas E. Richards	$825,000
Ann E. Ziegler	$505,762
Douglas E. Eckrote	$371,250
Christine A. Leahy	$388,772
Jonathan J. Stevens	$321,750

Annual Cash Incentive Awards (Senior Management Incentive Plan)

We provide our senior management with short-term incentive compensation through our annual cash bonus program, the Senior Management Incentive Plan (“SMIP”). Short-term compensation under SMIP represents a majority of each Named Executive Officer’s total target cash compensation opportunity in a given year.

Setting the Target Opportunity under SMIP

Because our Named Executive Officer base salary levels historically have been targeted to be below the competitive market median, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range.

2015 SMIP Pay for Performance Alignment

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under SMIP that require above-market performance. Factors considered by the Compensation Committee in establishing the performance goals include U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments.

For 2015, the Compensation Committee established the following goals and payout levels under SMIP:

•	Consistent with the 2014 SMIP design, the Compensation Committee chose Adjusted EBITDA and market share growth (based upon sales) as our SMIP performance goals. The Compensation Committee chose this combination of performance goals because together they take into account not only our absolute performance but also performance relative to the market.

•	Adjusted EBITDA performance goal was set at $995.7 million, which was based on a growth rate above U.S. IT market growth rate expectations and reflects an increase to the performance goal made upon the August 2015 acquisition of Kelway.

•	No payout unless 2015 Adjusted EBITDA at or above 2014 Adjusted EBITDA (threshold payout of 15%).

•	Market share governor would reduce EBITDA-based payouts at all performance levels unless we gained market share.

•	Payout range from 0% to 200% of target awards for performance between 93.5% and 110.0% of the Adjusted EBITDA performance goal.

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The threshold, target and maximum payout opportunities under the SMIP payout curve are set forth below:

	Adjusted EBITDA performance goal(2)		Market share governor(3)
Payout opportunity(1)	Adjusted EBITDA (in millions)	% attainment of performance goal	Grow (% of target bonus)	Constant/Decline (% of target bonus)
Maximum	$1,095.3	110%	200%	180%
Adjusted EBITDA Performance Goal	$995.7	100%	100%	90%
Minimum Performance Threshold	$931.2	93.5%	25%	15%
(1)	Payouts are determined based on various performance achievement levels for Adjusted EBITDA and market share changes. Payouts for performance between these various performance achievement levels are calculated using straight line interpolation.
(2)	See Appendix A for a reconciliation of Adjusted EBITDA to income from operations.
(3)	Market share changes were measured internally based on data from five industry surveys and reports and, based on the availability of data, financial information regarding four publicly traded resellers and three publicly traded technology distributors.

2015 SMIP Results and Payouts

Our 2015 Adjusted EBITDA was $1,018.5 million, and the Compensation Committee determined that we had achieved 102.3% of our Adjusted EBITDA performance goal. In addition, based upon industry surveys and reports and financial information from other publicly traded companies in our market (see footnote (3) above), the Compensation Committee determined that our market share grew. The SMIP payout percentage for the Named Executive Officers therefore was 122.8% of their 2015 SMIP targets. The table below sets forth the SMIP bonus targets and payouts to each of our Named Executive Officers based upon 2015 performance:

Named Executive Officer	SMIP Bonus Target	Calculated SMIP Payout
Thomas E. Richards	$1,237,500	$1,519,418
Ann E. Ziegler	$631,000	$774,750
Douglas E. Eckrote	$603,750	$741,292
Christine A. Leahy	$418,377	$513,689
Jonathan J. Stevens	$483,250	$593,340

Long-Term Incentive Program

Under our long-term incentive program, the Compensation Committee has the authority to award various forms of long-term incentive grants, including stock options, restricted stock units and performance-based awards. The Compensation Committee’s objectives for the 2015 long-term incentive awards were to:

•	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.

•	Establish a direct link between compensation and the achievement of longer-term financial objectives.

•	Retain the services of executives through multi-year vesting provisions.

For 2015, the annual long-term incentive grant was delivered in the form of performance shares and stock options, with the following key elements to drive Company performance and align with stockholder interests:

Performance Shares	• 50% of target long-term incentive opportunity
• 2015-2017 performance period with 0-200% payout curve (threshold payout of 50%)
• Vest at the end of the performance period based upon attainment of (1) cumulative annual adjusted free cash flow (“adjusted FCF”) and (2) cumulative annual non-GAAP net income per diluted share (“adjusted EPS”) performance goals, each calculated as described below
Stock Options	• 50% of target long-term incentive opportunity
• Only have value if CDW stock price increases
• Vest in 1/3 annual increments with 10 year maximum term

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2015 Long-Term Incentive Program Pay for Performance Alignment

For 2015, 100% of the long-term incentive awards granted to the Named Executive Officers consisted of performance-based equity awards. Stock options have value to an award recipient only if our stock price appreciates, while the performance shares have value if and only to the extent that the pre-established quantitative performance metrics relating to adjusted FCF and adjusted EPS, as described below, are achieved during the three-year performance period. The Compensation Committee selected adjusted FCF and adjusted EPS as the metrics for the performance shares because it believes successful performance against these measures promotes the creation of long-term shareholder value. In selecting these metrics, the Company focused on earnings and cash flow as critical measures of operational success, but distinguished the performance share metrics from the SMIP metric (Adjusted EBITDA). By including interest, taxes, depreciation and amortization in the measure of earnings, and including interest, taxes and working capital in the measure of cash flow, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value. The Committee established the payout curves for the performance shares to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

Under the performance share agreements, adjusted FCF and adjusted EPS are generally calculated as follows:

*	Non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation, losses or gains on long-term debt extinguishments and acquisition and integration expenses. Free cash flow is defined as net cash from operating activities minus capital expenditures plus or minus net change in accounts payable–inventory financing each year during the performance period.

**	The impact of extraordinary, unusual, infrequently occuring, non-recurring and unanticipated events will be excluded, such as severance expenses attributable to a reduction in force; asset impairments, reserves for uncertain tax positions and reserves for loss contingencies (or payments for settlements or judgments), each as determined under GAAP; and the effect of any change in tax laws, accounting principles or other laws or regulations affecting results.

Setting Award Levels under 2015 Long-Term Incentive Program

In determining the 2015 long-term incentive award levels for Named Executive Officers, the Compensation Committee compared the target total direct compensation of each Named Executive Officer to the competitive market median. Consistent with the Company’s long-standing compensation philosophy of aligning executive officers’ interests with stockholders through the risks and rewards of equity ownership, the Compensation Committee allocated the majority of the total target direct compensation increases to the target equity grant levels as compared to 2014 for Mr. Richards, Ms. Ziegler and Ms. Leahy. The table below sets forth the target award value, as of the date of grant, of the long-term incentive award received by each Named Executive Officer under our 2015 long-term incentive program, which was delivered 50% in performance shares and 50% in stock options:

Executive	Amount
Thomas E. Richards	$3,500,000
Ann E. Ziegler	$1,300,000
Douglas E. Eckrote	$450,000
Christine A. Leahy	$800,000
Jonathan J. Stevens	$400,000

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Other Elements of Our 2015 Executive Compensation Program

Severance Arrangements

During 2015, the Named Executive Officers were each subject to a compensation protection agreement that provided for severance benefits upon certain qualifying terminations of employment with the Company (the “Compensation Protection Agreements”). The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our Named Executive Officers; (2) enhance the Company’s value to a potential acquirer because our Named Executive Officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the Compensation Protection Agreements do not include change in control-related tax gross-ups and are for three year fixed terms, with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

In March 2016, each of the Named Executive Officers entered into an Amended and Restated Compensation Protection Agreement, which preserved the severance benefits contained in the existing agreement, but extended the term for an additional three year fixed term commencing January 1, 2017, with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

Additional information regarding the employment arrangements with each of our Named Executive Officers, including a quantification of benefits that would have been received by each Named Executive Officer had his or her employment terminated on December 31, 2015, is provided under “2015 Potential Payments upon Termination or Change in Control.”

RDU Plan

During 2015, our Named Executive Officers participated in the RDU Plan, a legacy nonqualified deferred compensation plan, established by our Board of Directors in 2010 in order to retain key leaders and focus them on driving the long-term success of the Company. While participants are able to receive cash payments under the RDU Plan with respect to RDU grants made prior to our IPO, no new grants will be made under this plan.

In connection with the IPO and the partial redemption of the Company’s Senior Subordinated Notes, the Company amended the RDU Plan in 2013 to increase the retentive value of the plan, particularly in view of the fact that a large portion of the profits interests granted to the executives while we were privately-held became fully vested on December 31, 2014. In order to increase the retentive value of the RDU Plan, the Compensation Committee established a cash retention pool in 2013, the amount of which was determined based on the amount of interest component credits that would have been allocated to the RDUs under the original terms of the RDU Plan if the Senior Subordinated Notes had not been redeemed. Participants were eligible to receive two cash retention payments on a pro rata basis, based upon the number of RDUs held by the participants, if they satisfied certain continuing-employment requirements. Under the terms of the cash retention pool established by the Compensation Committee, each participant in the RDU Plan received a cash retention payment in connection with the IPO and received an additional cash retention payment in 2016 based on their employment with the Company through December 31, 2015. The value of the cash retention payment for services rendered through December 31, 2015 was as follows: Mr. Richards, $1,286,954; Ms. Ziegler, $786,472; Mr. Eckrote, $668,564; Ms. Leahy, $643,477; and Mr. Stevens, $572,920. These amounts are reported in the 2015 Summary Compensation Table as “All Other Compensation.”

For additional information regarding the operation of this legacy plan, please see the narrative accompanying the “2015 Non-Qualified Deferred Compensation” table.

Other Benefits

Our Named Executive Officers participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan or other similar benefits to our coworkers. Similarly, we do not provide nonqualified retirement programs or perquisites that are often provided at other companies to executive officers.

Clawback Policy

The Compensation Committee adopted a restatement disgorgement policy in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws. If a current or former executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, the Compensation Committee may, in its discretion and to the full extent permitted by governing

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law, require reimbursement of that portion of any cash bonus paid to, or performance shares/units earned by, such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement, which is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. The Compensation Committee has adopted stock ownership guidelines requiring ownership of six times base salary for our Chief Executive Officer and three times base salary for our other executive officers. Until the guideline is met, an executive officer is required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of performance shares/units and restricted shares/units. As of December 31, 2015, all Named Executive Officers had attained the required ownership guideline.

Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging and short sales transactions with respect to our securities. In addition, our executive officers are prohibited from pledging our securities except in limited circumstances with pre-approval. As of December 31, 2015, none of our executive officers had pledged our securities. For a further description of these policies, please see “Corporate Governance — Hedging, Short Sales and Pledging Policies.”

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that would continue to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

Sustained Meaningful Profitable Growth and Stockholder Value Creation

Attract and Retain the Right Talent.	Pay for Performance.	Align with Stockholder Interests.
Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.	A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.	Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.

Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is responsible for determining the annual cash compensation of our Chief Executive Officer and each of our other executive officers. In the case of the 2015 long-term incentives, the Compensation Committee was responsible for recommending to the Board for approval the targeted grant levels for each of our executive officers. Based

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on the recommendations of the Compensation Committee, the Board approved the 2015 long-term incentive awards. In setting or recommending, as applicable, the compensation of our Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of the Chief Executive Officer’s performance. In setting or recommending, as applicable, the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this Proxy Statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. In 2015, the Compensation Consultant provided services related to the review of 2015 compensation adjustments, including a review of peer group compensation data, awards under our long-term incentive program, the setting of performance goals in our variable incentive plans including the payout leverage for results above and below the target performance levels, a review of trends in executive compensation, assistance with this CD&A and a review of our non-employee director compensation program and non-employee director stock ownership guidelines. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. The Compensation Consultant did not provide any services to the Company in 2015. The Compensation Committee reviewed the independence of the Compensation Consultant under NASDAQ and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry survey. In selecting companies for our peer group, the Compensation Committee considers companies that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue and/or enterprise value (one-third to three times the Company’s revenue or enterprise value)
Operates in a business-to-business distribution environment
Member of the technology industry
Similar customers (i.e., business, government, healthcare, and education)
Services and/or solutions provider
Similar EBITDA and gross margins

For 2015 compensation decisions, the Compensation Committee utilized the peer group set forth below, which was the same peer group used by the Compensation Committee with respect to 2014 compensation decisions. Based on data compiled by the Compensation Consultant at the time of the peer group review, our revenues and EBITDA were between the median and 75th percentile of our peer group:

Our Compensation Peer Group
Accenture plc	Henry Schein, Inc.
Anixter International, Inc.	Insight Enterprises, Inc.
Arrow Electronics, Inc.	Owens & Minor, Inc.
Avnet, Inc.	Patterson Companies, Inc.
CGI Group Inc.	SYNNEX Corporation
Essendant Inc. (f/k/a United Stationers Inc.)	W.W. Grainger, Inc.
Genuine Parts Company	Wesco International, Inc.

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The Compensation Consultant provides competitive data utilizing peer group proxy data and Aon Hewitt provides revenue size-adjusted competitive data from its general industry database. In reviewing the size-adjusted data from the Aon Hewitt general industry database, the Compensation Committee does not review data from the specific companies included in the database. For Mr. Richards, the peer group was the primary market data source for evaluating 2015 base salary, annual cash incentive award opportunity and long-term incentive opportunity, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other Named Executive Officers, the Compensation Committee reviewed both peer group data when available and compensation survey data when evaluating the 2015 base salary, annual cash incentive opportunities and long-term incentive opportunities. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

Alignment of Senior Management Team to Drive Performance

Our financial performance goals are designed to drive sustained meaningful profitable growth and shareholder value creation by aligning all members of senior management around common financial performance goals. To drive performance against these goals, when communicating the goals to the senior management team, the Company includes extensive communications on what members of senior management, together with their teams, can do on a daily basis to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s financial performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

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COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Steven W. Alesio, Chair
Barry K. Allen
Lynda M. Clarizio (appointed December 15, 2015)
Michael J. Dominguez
Robin P. Selati
Joseph R. Swedish (appointed August 11, 2015)

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2015 EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The following table provides information regarding the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our “Named Executive Officers” for the fiscal years ended December 31, 2015 and 2014 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal year ended December 31, 2013.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)(5)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Thomas E. Richards Chairman, President and Chief Executive Officer	2015	851,587	—	1,750,017	1,546,246	1,519,418	—	1,300,347	6,967,615
	2014	798,250	—	1,625,001	1,445,040	1,836,609	12,878	278,019	5,995,797
	2013	793,779	—	—	2,400,147	1,241,598	266,204	1,595,673	6,297,401
Ann E. Ziegler Senior Vice President and Chief Financial Officer	2015	516,806	—	649,988	574,319	774,750	—	799,428	3,315,291
	2014	453,955	—	349,995	311,242	967,868	7,870	173,998	2,264,928
	2013	400,769	—	—	—	654,305	162,680	977,174	2,194,928
Douglas E. Eckrote Senior Vice President, Strategic Solutions and Services	2015	379,760	29,250	225,002	198,804	741,292	—	680,663	2,254,771
	2014	341,250	29,250	224,998	200,081	972,086	6,690	148,737	1,923,092
	2013	328,510	—	—	—	657,157	137,074	931,463	2,054,204
Christine A. Leahy Senior Vice President, -International, Chief Legal Officer and Corporate Secretary	2015	396,032	—	400,007	353,422	513,689	—	655,576	2,318,726
	2014	340,460	—	325,000	289,008	590,537	6,439	143,545	1,694,989

Jonathan J. Stevens Senior Vice President of Operations and Chief Information Officer	2015	330,279	24,150	199,985	176,711	593,340	—	584,235	1,908,700
	2014	301,750	24,150	200,004	177,854	771,917	5,733	128,158	1,605,720

(1)	Salary. 2015 base salary adjustments were effective February 22, 2015. The increase in the base salaries of two of the Named Executive Officers, Mr. Eckrote and Mr. Stevens, represents a shift in the mix of compensation from SMIP target opportunity to base salary.
(2)	Bonus. The amounts reported represent lump sum merit awards granted to two of the Named Executive Officers in lieu of an increase in annual target compensation.
(3)	Stock awards. The amounts reported in this column represent the grant date fair value of performance shares and performance share units granted in the applicable year, calculated in accordance with FASB ASC Topic 718. The amounts included in 2015 for the performance shares are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2015 performance shares, the maximum value of these awards at the grant date would be as follows: Mr. Richards—$3,500,000; Ms. Ziegler—$1,300,000; Mr. Eckrote—$450,000; Ms. Leahy—$800,000; and Mr. Stevens—$400,000. See Note 11 to the Audited Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Option awards. The amounts reported in this column for 2015 and 2014 represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with FASB ASC Topic 718. The amount reported for Mr. Richards in 2013 represents the grant date fair value associated with the grant of stock options, as required under the CDW Holdings LLC Unitholders Agreement, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO, calculated in accordance with FASB ASC Topic 718. The 2013 stock options were issued to B Unit holders to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement. See Note 11 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(5)	Non-equity incentive plan compensation. The amounts reported represent cash awards to the Named Executive Officers under the SMIP. Please see the CD&A for further information regarding the 2015 SMIP.
(6)	All other compensation. For 2015, “All Other Compensation” consists of (i) the cash retention payments under the RDU Plan that vested in 2015 and were paid in 2016 (Mr. Richards, $1,286,954, Ms. Ziegler, $786,472, Mr. Eckrote, $668,564, Ms. Leahy $643,477, and Mr. Stevens, $572,920), (ii) Company-paid supplemental disability premiums for each of the Named Executive Officers, and (iii) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers. For 2014, “All Other Compensation” consists of (i) the 2014 redemption premiums and RDU reserve interest allocation credited pursuant to the terms of the RDU Plan to each of the Named Executive Officers (Mr. Richards, $266,360, Ms. Ziegler, $162,776, Mr. Eckrote, $138,372, Ms. Leahy, $133,180, and Mr. Stevens, $118,577), (ii) Company-paid supplemental disability premiums for each of the Named Executive Officers, and (iii) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers. For 2013, “All Other Compensation” consists of (i) the cash retention payments under the RDU Plan in connection with our IPO (Mr. Richards, $1,350,000, Ms. Ziegler, $825,000, and Mr. Eckrote, $701,315), (ii) the RDU grant valued at $100,000 for Mr. Eckrote, (iii) the prepayment premium under the RDU Plan credited in connection with the 2013 redemption of a portion of the Senior Subordinated Notes (Mr. Richards, $240,425, Ms. Ziegler, $146,927, and Mr. Eckrote, $124,899), and (iv) matching and profit sharing contributions to 401(k) accounts.

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2015 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our Named Executive Officers in 2015 under the SMIP and the annual equity awards received by our Named Executive Officers in 2015 under the CDW Corporation 2013 Long-Term Incentive Plan (“2013 LTIP”).

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Thomas E.
Richards	—	185,625	1,237,500	2,475,000	—	—	—	—	—	—	—
	2/19/15	—	—	—	23,155	46,309	92,618	—	—	—	1,750,017
	2/19/15	—	—	—	—	—	—	—	138,926	37.79	1,546,246
Ann E.
Ziegler	—	94,650	631,000	1,262,000	—	—	—	—	—	—	—
	2/19/15	—	—	—	8,600	17,200	34,400	—	—	—	649,988
	2/19/15	—	—	—	—	—	—	—	51,601	37.79	574,319
Douglas E.
Eckrote	—	90,563	603,750	1,207,500	—	—	—	—	—	—	—
	2/19/15	—	—	—	2,977	5,954	11,908	—	—	—	225,002
	2/19/15	—	—	—	—	—	—	—	17,862	37.79	198,804
Christine A.
Leahy	—	62,757	418,377	836,754	—	—	—	—	—	—	—
	2/19/15	—	—	—	5,293	10,585	21,170	—	—	—	400,007
	2/19/15	—	—	—	—	—	—	—	31,754	37.79	353,422
Jonathan J.
Stevens	—	72,488	483,250	966,500	—	—	—	—	—	—	—
	2/19/15	—	—	—	2,646	5,292	10,584	—	—	—	199,985
	2/19/15	—	—	—	—	—	—	—	15,877	37.79	176,711
(1)	These amounts represent threshold, target and maximum cash award levels set in 2015 under the SMIP. The amount actually earned by each Named Executive Officer is reported as Non-Equity Incentive Plan Compensation in the 2015 Summary Compensation Table.
(2)	These amounts represent the threshold, target and maximum performance shares granted under the 2013 LTIP. For actively employed executives, these performance shares are scheduled to vest on December 31, 2017, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2015-2017 performance period. The number of shares subject to a performance share award increases as a result of the deemed reinvestment of dividend equivalents during the performance period and such additional shares are subject to the same vesting conditions as the underlying performance shares. Please see the CD&A for further information regarding this award.
(3)	These amounts represent stock options granted under the 2013 LTIP. For actively employed executives, these options vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	The amounts reported represent the grant date fair value associated with the grant of these performance shares and stock option awards, as computed in accordance with FASB ASC Topic 718. In the case of the performance shares, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 11 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

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2015 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding option awards and unvested stock awards held by each Named Executive Officer on December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(7)
Thomas E.	308,544(1)	196,750(1)	17.00	12/12/2022	37,601(4)	1,580,746	—	—
Richards	66,900(2)	133,800(2)	24.29	2/25/2024	—	—	67,854(5)	2,852,582
	—	138,926(3)	37.79	2/19/2025	—	—	46,670(6)	1,962,007
Ann E. Ziegler	14,409(2)	28,819(2)	24.29	2/25/2024	—	—	14,614(5)	614,373
	—	51,601(3)	37.79	2/19/2025	—	—	17,334(6)	728,721
Douglas E.	9,263(2)	18,526(2)	24.29	2/25/2024	—	—	9,395(5)	394,966
Eckrote	—	17,862(3)	37.79	2/19/2025	—	—	6,000(6)	252,240
Christine A.	13,380(2)	26,760(2)	24.29	2/25/2024	—	—	13,570(5)	570,483
Leahy	—	31,754(3)	37.79	2/19/2025	—	—	10,667(6)	448,441
Jonathan J.	8,234(2)	16,468(2)	24.29	2/25/2024	—	—	8,351(5)	351,076
Stevens	—	15,877(3)	37.79	2/19/2025	—	—	5,333(6)	224,199
(1)	Represents stock options granted to Mr. Richards in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. These stock options were issued to B Unit holders (B Units represented equity interests in the company while it was privately held) to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement. The vesting of the stock options is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units with respect to which the stock options were granted. A portion of Mr. Richards’ stock option grant (54,514 shares) was vested as of June 26, 2013 (the IPO date), while the remaining portion of the stock option vests daily on a pro rata basis through December 11, 2017.
(2)	These stock options were awarded on February 25, 2014, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(3)	These stock options were awarded on February 19, 2015, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	Represents shares of restricted stock granted to B unit holders, including Mr. Richards, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. The vesting of the shares of restricted stock is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units for which the restricted shares were received in exchange. For Mr. Richards, these shares vest daily on a pro rata basis through December 11, 2017.
(5)	These performance share units were awarded on February 25, 2014 and vest on December 31, 2016, subject to the achievement of the threshold performance goals relating to cumulative annual adjusted free cash flow and cumulative annual adjusted EPS over the 2014-2016 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include performance share units acquired through the deemed reinvestment of dividend equivalents.
(6)	These performance shares were awarded on February 19, 2015 and vest on December 31, 2017, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2015-2017 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include performance shares acquired through the deemed reinvestment of dividend equivalents.
(7)	The market value of shares or units of stock that have not vested reflects a stock price of $42.04, our closing stock price on December 31, 2015.

2015 Stock Vested Table

The following table summarizes the number and market value of stock awards held by each Named Executive Officer that vested during 2015. None of our Named Executive Officers exercised any stock options during 2015.

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Thomas E. Richards	19,303	$748,184
Ann E. Ziegler	—	$—
Douglas E. Eckrote	—	$—
Christine A. Leahy	—	$—
Jonathan A. Stevens	—	$—
(1)	Represents shares of restricted stock granted to B unit holders, including Mr. Richards, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. The vesting of the shares of restricted stock is based upon the remainder of the 5 year daily vesting schedule applicable to the B units for which the shares of restricted stock were received in exchange.
(2)	The market value reported in this table is based upon the average daily closing price of our common stock during 2015.

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Non-Qualified Deferred Compensation

As noted in the CD&A, in 2010, our Board of Directors adopted the RDU Plan, an unfunded nonqualified deferred compensation plan that was designed to retain key leaders and focus them on driving the long-term success of the Company. Participants in the RDU Plan received RDUs that entitled the participant to a proportionate share of payments under the RDU Plan, determined by dividing the number of RDUs held by the participant by 28,500, which was the total number of RDUs available under the RDU Plan.

Prior to the IPO, the RDUs were designed to track two components of the then outstanding Senior Subordinated Notes, a principal component and an interest component. However, participants had no rights to the underlying debt. The total amount of compensation available under the RDU Plan was based on these two components. The principal component credited the RDU Plan with an amount equal to the $28.5 million face value of the Company’s Senior Subordinated Notes (the “debt pool”), with each RDU representing $1,000 face value of the Senior Subordinated Notes. Participants vested daily in the principal component during employment on a pro rata basis over the period commencing January 1, 2012 (or, if later, the date of hire or the date of a subsequent RDU grant) through December 31, 2014. Payment of the principal component under the RDU Plan will be made to participants in 2017, unless accelerated due to a sale of the Company. The interest component credited the RDU Plan with amounts equal to the interest that would have been earned on the debt pool from March 10, 2010 (or, if later, the date of hire or the date of a subsequent RDU grant) through maturity in 2017. Since December 31, 2014, all participants were vested in their account balances under the RDU Plan.

In connection with the IPO and the partial redemption of the Senior Subordinated Notes, and in accordance with the terms of the RDU Plan, the principal component of the RDUs converted to a cash-denominated pool upon the redemption of the related Senior Subordinated Notes, with the same vesting and payment schedule as set forth above. The redemption of the Senior Subordinated Notes, per the terms of the RDU Plan, also resulted in participants being credited in 2013 and 2014 with an additional amount equal to the prepayment premium that would have been paid on an equivalent amount of Senior Subordinated Notes under the terms of the indenture related to such notes. The additional amount will be paid to participants at the same time as the principal component.

In addition, at the time of the IPO and in connection with the partial redemption of the Senior Subordinated Notes, as allowed under the terms of the RDU Plan, the Compensation Committee determined that the accrual of interest credits on the RDUs would cease after the redemption of the related Senior Subordinated Notes. In order to increase the retentive value of the plan, in 2013, the Compensation Committee established a cash retention pool determined based on the amount of the interest component credits that would have been allocated to the RDUs under the original terms of the RDU Plan if the Senior Subordinated Notes had not been redeemed. Under the terms of the cash retention pool established by the Compensation Committee, each participant in the RDU Plan received a cash retention payment in connection with the IPO and received an additional cash retention payment in 2016 based on the participant’s employment with the Company through December 31, 2015. Under the original terms of the RDU Plan, participants would have received full payment of the interest component if they had remained employed with the Company through December 31, 2014. The second installment of the cash retention payment for service through December 2015 is reflected as “All Other Compensation” in the “2015 Summary Compensation Table.”

2015 Non-Qualified Deferred Compensation Table

The following table provides information regarding the RDU Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(1)
Thomas E. Richards	—	—	—	—	5,636,784
Ann E. Ziegler	—	—	—	—	3,444,703
Douglas E. Eckrote	—	—	—	—	2,928,270
Christine A. Leahy	—	—	—	—	2,818,393
Jonathan J. Stevens	—	—	—	—	2,509,358
(1)	The amounts reported in this column represent each Named Executive Officer’s balance in the RDU Plan.

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2015 Potential Payments Upon Termination or Change in Control

During 2015, the Named Executive Officers were each subject to a compensation protection agreement that provided for certain severance benefits upon a qualifying termination of employment (the “Compensation Protection Agreements”). These severance arrangements have a three-year fixed-term contract, with certain term extensions in the event of a “potential change in control” or “change in control” during the term. As noted above, in March 2016, each of the Named Executive Officers entered into an Amended and Restated Compensation Protection Agreement, which preserved the severance benefits contained in the existing agreement, but extended the term for an additional three year fixed term commencing January 1, 2017. Each Named Executive Officer is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment arrangements that were in effect on December 31, 2015 and the equity award program as well as estimates of the payments and benefits each Named Executive Officer would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2015 and the closing price of a share of our common stock on December 31, 2015. The estimates below do not include any value associated with the RDU Plan because, as of December 31, 2015, all participants were vested in their account balances under the RDU Plan. Please see the “2015 Nonqualified Deferred Compensation Table” and related narrative for further information regarding the RDU Plan. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of a Named Executive Officer’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

This section describes the Compensation Protection Agreements in effect for Named Executive Officers in 2015.

For purposes of determining severance benefits under the Named Executive Officers’ Compensation Protection Agreements, a qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”

If the employment of a Named Executive Officer is terminated for any reason other than a qualifying termination of employment, the Named Executive Officer is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the Named Executive Officer to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the Named Executive Officer to the extent not paid as of the date of termination.

If the employment of a Named Executive Officer is terminated due to the Named Executive Officer’s death or disability, the Named Executive Officer or his or her estate, as applicable, is entitled to receive the following payments under his or her Compensation Protection Agreement: (1) accrued obligations as defined above and (2) an annual incentive bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the Named Executive Officer’s termination of employment.

If the employment of a Named Executive Officer is terminated due to a qualifying termination, the Named Executive Officer is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the Named Executive Officer would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the Named Executive Officer’s base salary; (4) payment of two times the Named Executive Officer’s SMIP bonus that would have been earned had the Named Executive Officer remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a change in control, the SMIP bonus will be equal to two times the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the Named Executive Officer becomes eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the Named Executive Officer, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $20,000. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the Named Executive Officer’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

If the employment of Mr. Richards is terminated for any reason other than a termination by the Company for “cause” (as defined in his Compensation Protection Agreement), upon the expiration of any continued medical coverage period under his Compensation Protection Agreement and the COBRA continuation coverage period, Mr. Richards and his spouse are entitled to continued access to the Company’s medical plan until each becomes eligible for Medicare (or the earlier occurrence of another event specified in his Compensation Protection Agreement), with the full cost of such continued access to be paid by Mr. Richards.

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Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the Named Executive Officer receiving a higher net after-tax amount.

Outstanding Equity Awards

There is no acceleration or continuation of vesting of the shares of restricted stock and stock options granted in exchange for outstanding B Units (the “Replacement Awards”) for terminations other than on account of a Named Executive Officer’s death or disability. In the case of termination due to the Named Executive Officer’s death or disability, the Replacement Award agreement provides for the immediate vesting of the additional portion of his or her outstanding Replacement Awards that would vest over a period of one year from such Named Executive Officer’s termination of employment. All outstanding Replacement Awards would immediately vest upon a sale of the Company under the award agreements. For purposes of the Replacement Awards, a sale of the Company means the acquisition by any person or group of (1) at least 51% of the equity securities of the Company entitled to vote to elect members of the board or (2) all or substantially all of the Company’s assets determined on a consolidated basis.

Under the terms of the 2015 and 2014 option awards, the options will become 100% vested in the event of (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the Named Executive Officer for good reason within two years following a change in control or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the Named Executive Officer’s retirement, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the Named Executive Officer continues to comply with restrictive covenants relating to non-competition, non-solicitation and confidentiality through the vesting period.

With respect to the 2015 performance shares and 2014 performance share units, upon a termination of employment due to death, disability or retirement, the Named Executive Officer will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the Named Executive Officer’s continued compliance with restrictive covenants relating to non-competition, non-solicitation and confidentiality. In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. In the event of a change in control in which the awards are not effectively assumed, the awards will be settled within 70 days of such change in control. For awards effectively assumed in a change in control, the settlement of the awards will be accelerated if the Named Executive Officer’s employment is terminated without cause or due to good reason within 24 months following the change in control.

For purposes of the 2013 LTIP, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporation transactions, including certain mergers, dissolutions, liquidations or the sale of substantially all of the Company’s assets.

Potential Payments Upon a Qualifying Termination of Employment(1)

Name	Severance Payment ($)(2)	Pro rata Actual Bonus Payment ($)(3)	Value of Accelerated Equity Awards ($)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Thomas E. Richards	4,688,836	1,519,418	–	25,413	20,000	6,253,667
Ann E. Ziegler	2,561,024	774,750	–	23,120	20,000	3,378,894
Douglas E. Eckrote	2,225,084	741,292	–	28,695	20,000	3,015,071
Christine A. Leahy	1,804,922	513,689	–	31,481	20,000	2,370,092
Jonathan J. Stevens	1,830,180	593,340	–	27,126	20,000	2,470,646
(1)	A qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s annual incentive bonus target for 2015 multiplied by the 2015 SMIP payout percentage of 122.8%.
(3)	Under the Compensation Protection Agreements, the Named Executive Officers are entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. The amount reported in this column represents the annual bonus earned by each Named Executive Officer during 2015. This amount is also reported in the 2015 Summary Compensation Table as 2015 compensation.
(4)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(5)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

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Potential Payments Upon Death, Disability or Retirement Table(1)

Name	Severance Payment ($)	Pro rata Actual Bonus Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Aggregate Payments ($)
Thomas E. Richards	–	1,519,418	8,863,559	10,382,977
Ann E. Ziegler	–	774,750	1,383,344	2,158,094
Douglas E. Eckrote	–	741,292	752,127	1,493,419
Christine A. Leahy	–	513,689	1,139,775	1,653,464
Jonathan J. Stevens	–	593,340	668,568	1,261,908
(1)	As noted above, the terms of our 2015 and 2014 equity awards include retirement vesting provisions and, as of December 31, 2015, Mr. Richards and Ms. Ziegler were our only Named Executive Officers eligible for retirement vesting under such equity awards. Please see footnote 3 for an estimate of the amounts that would be received by Mr. Richards and Ms. Ziegler under the terms of such equity awards upon a December 31, 2015 retirement.
(2)	The Named Executive Officers are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability and may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. The amount reported in this column represents the annual bonus earned by each Named Executive Officer during 2015. This amount is also reported in the 2015 Summary Compensation Table as 2015 compensation.
(3)	Represents the value of the accelerated vesting of the 2015 and 2014 stock option awards, pro rata vesting of the 2015 performance shares and 2014 performance share units, assuming target achievement of the applicable performance goals, and, for Mr. Richards, pro rata vesting of the Replacement Awards upon death or a termination due to disability. Under the terms of the 2015 and 2014 equity awards, Mr. Richards and Ms. Ziegler would continue to vest in their option grants and receive a prorated payout based on actual performance with respect to their performance share units and performance shares upon retirement, provided that each continued to comply with non-competition, non-solicitation and confidentiality restrictive covenants during the vesting period. Assuming a retirement as of December 31, 2015, the value of the accelerated vesting associated with Mr. Richards’ and Ms. Ziegler’s outstanding equity awards is estimated to equal $5,521,123 and $1,383,344, respectively, assuming target achievement of the performance goals applicable to their performance awards. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $42.04 on December 31, 2015.

Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment(2) ($)	Pro rata Actual Bonus Payment(3) ($)	Value of Accelerated Equity Awards ($)(4)	Welfare Benefits ($)(5)	Outplacement ($)(6)	Aggregate Payments ($)
Thomas E. Richards	4,283,388	1,519,418	14,287,341	25,413	20,000	20,135,560
Ann E. Ziegler	2,442,972	774,750	2,073,935	23,120	20,000	5,334,777
Douglas E. Eckrote	2,178,662	741,292	1,051,957	28,695	20,000	4,020,606
Christine A. Leahy	1,647,751	513,689	1,628,869	31,481	20,000	3,841,790
Jonathan J. Stevens	1,789,828	593,340	935,059	27,126	20,000	3,365,353
(1)	A qualifying termination means termination of the Named Executive Officer’s employment following a change in control (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.” Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the Named Executive Officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements.
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control.
(3)	Under the Compensation Protection Agreements, the Named Executive Officers are entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. The amount reported in this column represents the annual bonus earned by each Named Executive Officer during 2015. This amount is also reported in the 2015 Summary Compensation Table as 2015 compensation.
(4)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed, assuming target achievement of the applicable performance goals. With respect to Mr. Richards, the vesting of his outstanding Replacement Awards would also accelerate upon a qualifying change in control, without a related termination of employment. Based on a December 31, 2015 closing price, the value of the accelerated vesting associated with Mr. Richards’ outstanding Replacement Awards is estimated to equal $6,507,366. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $42.04 on December 31, 2015.
(5)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(6)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

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PROPOSAL 4 — Approval of the Material Terms of the Performance Measures under the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan

At this Annual Meeting, our stockholders will be asked to approve the material terms of the performance measures used for incentive compensation awarded under the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan (the “2013 SMIP”), in accordance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The 2013 SMIP was initially adopted prior to our IPO in June 2013. Stockholders are being asked to approve the material terms of the performance measures under the 2013 SMIP so that certain compensation paid under the 2013 SMIP may qualify as performance-based compensation under Section 162(m), assuming other applicable regulatory requirements are satisfied. Stockholders are not being asked to approve an amendment to any provision of the 2013 SMIP.

The 2013 SMIP will allow the Plan Committee (as defined below) to utilize specified financial or individual measures (as more fully described below) when determining awards under the 2013 SMIP. Section 162(m) limits the deduction for federal income tax purposes of compensation for the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) as of the last day of a company’s taxable year (collectively, the “162(m) covered employees”) to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) covered employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members, or a subcommittee thereof, meeting the definition of “outside director” as defined in Section 162(m). In addition, the measures established by such a committee must be based upon performance measures, the material terms of which are approved by the stockholders. Following our IPO, that stockholder approval must be obtained no later than the first annual meeting of stockholders that occurs after the third calendar year following the year in which our IPO occurred.

We are accordingly requesting our stockholders to approve the material terms of the performance measures for the 2013 SMIP in accordance with Section 162(m). If stockholders do not approve the material terms of the performance measures for the 2013 SMIP in accordance with Section 162(m), then the Compensation Committee of the Board will re-evaluate the compensation program in order to continue to provide compensation to attract, retain and motivate its executive officers.

The following is a description of the material terms of the performance measures and certain other terms of the 2013 SMIP. This description is qualified in its entirety by reference to the 2013 SMIP, a copy of which has been included as Appendix C to this Proxy Statement.

Material Terms of the Performance Measures

Eligible Participants

Under the terms of the 2013 SMIP, our officers and other employees are eligible to participate in the plan. The Plan Committee, in its discretion, will approve the officers and employees to whom awards may from time to time be granted under the 2013 SMIP. As of March 10, 2016, approximately 8,600 officers and other employees were eligible to participate in the 2013 SMIP; however, our historical practice has been to limit participation in the 2013 SMIP to certain director-level and above employees (as of March 10, 2016, approximately 120 director-level and above employees were eligible to participate in the 2013 SMIP).

Award Limits

Under the terms of the 2013 SMIP, no participant will receive a payment under the plan with respect to any performance period having a value in excess of $5,000,000, which maximum amount will be proportionately adjusted with respect to performance periods that are less than or greater than one year in duration.

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Performance Measures

Under the 2013 SMIP, the performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m), the performance measures will be based on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures:

•	the attainment by a share of common stock of a specified fair market value for a specified period of time;
•	increase in stockholder value;
•	earnings per share;
•	return on or net assets;
•	return on equity;
•	return on investments;
•	return on capital or invested capital;
•	total stockholder return;
•	earnings or income of the Company before or after taxes and/or interest;
•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•	EBITDA margin;
•	operating income;
•	revenues;
•	operating expenses, attainment of expense levels or cost reduction goals;
•	market share;
•	cash flow, cash flow per share, cash flow margin or free cash flow;
•	interest expense;
•	economic value created;
•	gross profit or margin;
•	operating profit or margin;
•	net cash provided by operations;
•	price-to-earnings growth;
•	market penetration;
•	customer acquisition;
•	business expansion;
•	cost targets;
•	customer satisfaction;
•	reductions in errors and omissions;
•	reductions in lost business;
•	management of employment practices and employee benefits;
•	supervision of litigation;
•	supervision of information technology;
•	quality and quality audit scores;
•	efficiency;
•	acquisitions or divestitures; or
•	any combination of the foregoing goals.

Each goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) to include or exclude objectively determinable components of any performance measure, including, without limitation, (i) foreign exchange gains and losses, (ii) asset writedowns, (iii) acquisitions and divestitures, (iv) change in fiscal year, (v) unbudgeted capital expenditures, (vi) special charges such as restructuring or impairment charges, (vii) debt refinancing costs, (viii) extraordinary or noncash items, (ix) unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or (x) changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Plan Committee, unless such action would cause a grant to a 162(m) covered employee to fail to qualify as qualified performance-based compensation under Section 162(m), the Plan Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events.

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Summary Description of the 2013 SMIP

Purpose

The purpose of the 2013 SMIP is to retain and motivate officers and other employees of the Company and its subsidiaries who are designated by the Plan Committee to participate in the 2013 SMIP for a specified performance period by providing such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that performance period.

Administration

The 2013 SMIP will be administered by the Compensation Committee, or a subcommittee thereof (the “Plan Committee”). Each member of the Plan Committee is intended to be an “outside director” with the meaning of Section 162(m). As soon as practicable after the end of each performance period, the Plan Committee will make a determination in writing with regard to the attainment of the performance targets for such performance period and will calculate the possible payout of incentive awards for each participant. The Plan Committee will have the power and authority to interpret the plan and reduce or eliminate for any reason the payout that would otherwise be payable to a participant based on the established target award and payout schedule.

Award Types

The 2013 SMIP will provide cash award opportunities for eligible participants to be earned over the applicable performance period.

Clawback of Awards

The awards granted under the 2013 SMIP and any cash payment delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Plan Term

The 2013 SMIP will continue in effect until terminated by our Board.

New Plan Benefits

The value of the performance-based awards granted under the 2013 SMIP is subject to performance objectives established by the Plan Committee and is, therefore, not determinable. Please see the “2015 Summary Compensation Table” for the value of payouts received under the 2013 SMIP by each of our Named Executive Officers for performance in 2015.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the material terms of the performance measures under the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan.

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PROPOSAL 5 — Approval of the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan

On March 16, 2016, the Board approved an amendment and restatement of the CDW Corporation 2013 Long-Term Incentive Plan (the “2013 LTIP”), subject to approval by our stockholders, that increases the total number of shares available for issuance under the 2013 LTIP by 3,800,000, from 11,700,000 to 15,500,000, and makes certain other administrative changes, such as including an annual compensation limit for non-employee directors and a prohibition on “liberal share recycling” (the 2013 LTIP, as amended and restated, the “Amended 2013 LTIP”). If the Amended 2013 LTIP is adopted by our stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. If the Amended 2013 LTIP is not adopted by our stockholders, the Company will continue to operate the 2013 LTIP pursuant to its current provisions. The Board believes that the Company has used equity in a reasonable manner, with an average annual share usage run rate since the inception of our post-IPO grant program in 2014 of approximately 0.9% of the Company’s outstanding shares of common stock (assuming target payout for performance awards), which ranks near the median of our peer group. The Board also evaluated the potential dilutive effects of the additional share authorization and determined that, including the additional shares requested, our potential dilution overhang of approximately 8.5% was reasonable as it is positioned near the 25th percentile of our peer group.

As of March 10, 2016, 4,145,286 shares of our common stock remained available for issuance under the 2013 LTIP. The Amended 2013 LTIP increases the aggregate number of shares reserved under the 2013 LTIP by 3,800,000 from 11,700,000 to 15,500,000. Accordingly, if the Amended 2013 LTIP is approved, as of March 10, 2016, 7,945,286 shares of our common stock will remain available for issuance under the Amended 2013 LTIP.

Approval of the Amended 2013 LTIP will also constitute approval, for purposes of Section 162(m), of the material terms of the performance measures contained in the Amended 2013 LTIP (described below) that are to be used in connection with awards under the Amended 2013 LTIP that are intended to qualify as “performance-based” compensation for purposes of Section 162(m). As discussed in Proposal 4, Section 162(m) limits the deduction for federal income tax purposes of compensation for the Company’s 162(m) covered employees to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) covered employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members, or a subcommittee thereof, meeting the definition of “outside director” under Section 162(m). In addition, the measures established by such a committee, must be based upon performance measures, the material terms of which are approved by stockholders. Following our IPO, that stockholder approval must be obtained no later than the first annual meeting of stockholders that occurs after the third calendar year following the year in which the IPO occurred.

Certain Features of the Amended 2013 LTIP

The following features of the Amended 2013 LTIP are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the Amended 2013 LTIP and our stockholders’ interests:

•	No discounting of stock options or stock appreciation rights;
•	No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval;
•	No dividend equivalents on stock options or stock appreciation rights;
•	No dividends or dividend equivalents on unearned performance awards;
•	No liberal share recycling; and
•	No liberal definition of “Change in Control.”

Purposes of the Amended 2013 LTIP

The 2013 LTIP was initially adopted by the Company in June 2013 in anticipation of our IPO. Equity-based compensation is a significant component of our compensation program and the Amended 2013 LTIP is intended to serve the following purposes:

•	Align the interests of the Company’s stockholders and recipients of awards under the Amended 2013 LTIP by increasing the proprietary interest of such recipients in the Company’s growth and success;

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•	Advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and
•	Motivate such persons to act in the long-term best interests of the Company and its stockholders.
Under the Amended 2013 LTIP, the Company may grant:
•	Non-qualified stock options;
•	Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);
•	Stock appreciation rights (“SARs”);
•	Restricted stock, restricted stock units and unrestricted stock (collectively, “Stock Awards”); and
•	Performance awards.

Description of the Amended 2013 LTIP

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix D and incorporated into this Proxy Statement by reference.

Administration

The Amended 2013 LTIP is administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m), and (iii) “independent” within the meaning of the rules of NASDAQ.

Subject to the express provisions of the Amended 2013 LTIP, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the Amended 2013 LTIP as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the Amended 2013 LTIP and to decide questions of interpretation or application of any provision of the Amended 2013 LTIP. The Plan Committee may take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restriction period on any restricted stock or restricted stock units lapse, (3) all or a portion of any performance period applicable to any restricted stock, restricted stock units or performance awards lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the Amended 2013 LTIP to the Board, a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that (i) it may not delegate its power and authority to the Board, a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer or any executive officer with regard to awards to persons who are 162(m) covered employees or are likely to become such while an award is outstanding, or (ii) it may not delegate its power and authority to a member of the Board, the President and Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Available Shares

Under the 2013 LTIP, the maximum number of shares of common stock available for awards is 11,700,000, which number would be increased to 15,500,000 if stockholders approve the Amended 2013 LTIP. This amount is subject to adjustment in the event of any equity restructuring that causes the per share value of shares of common stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding awards. To the extent that shares of common stock subject to an outstanding award granted under the Amended 2013 LTIP are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the Amended 2013 LTIP. Shares of common stock subject to an award under the Amended 2013 LTIP will not again be available for issuance under the Amended 2013 LTIP if such shares are (a) shares delivered to or withheld by the Company to pay the withholding taxes for Stock Awards or performance awards, (b) shares that were subject to an option or a stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR (including, without limitation, any shares withheld to pay the purchase price or withholding taxes of an option or SAR), (c) shares delivered to the Company to pay the purchase price or the withholding taxes related to an outstanding option or SAR or (d) shares repurchased by the Company on the open market with the proceeds of an option exercise.

To the extent necessary for an award to be qualified-performance based compensation under Section 162(m), (i) the maximum number of shares of common stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year to any person is 1,100,000, subject to adjustment in the event of a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, (ii) the maximum number of shares of common stock with respect to which Stock Awards subject to performance measures or performance awards denominated in common stock that may

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be earned by any person for each 12-month period during a performance period is 725,000, subject to adjustment in the event of a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend and (iii) the maximum amount that may be earned by any person for each 12-month period during a performance period with respect to performance awards denominated in cash is $6,000,000; provided, however, each of the per person limits included in this sentence will be multiplied by two for awards granted to a participant in the year in which the participant’s employment with the Company commences. The aggregate value of cash compensation and the grant date fair value of shares of common stock that may be paid or granted during any fiscal year to any non-employee director shall not exceed $750,000.

Change in Control

Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, provide that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of Company common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Amended 2013 LTIP, a change in control is generally defined as (i) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board over a 24-month period, (ii) certain acquisitions of 35% or more of the Company’s then outstanding securities eligible to vote for the election of our Board, (iii) the consummation of certain mergers, consolidations, statutory share exchanges or similar corporate transactions involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, or (iv) the consummation of a sale of all or substantially all of the Company’s assets or stockholder approval of a complete liquidation or dissolution of the Company.

No Repricing

The Plan Committee may not, without the approval of stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such stock option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case, other than in connection with a change in control or pursuant to the plan’s adjustment provisions.

Clawback of Awards

The awards granted under the Amended 2013 LTIP Plan and any cash payment or shares of common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Effective Date, Termination and Amendment

The Amended 2013 LTIP will become effective as of the date of stockholder approval and will terminate as of the tenth anniversary of the date of such stockholder approval, unless earlier terminated by the Board. The Board may amend the Amended 2013 LTIP at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and any rule of NASDAQ, and provided that no amendment may be made that seeks to modify the prohibition on repricing of stock options and SARs without stockholder approval under the Amended 2013 LTIP or that materially impairs the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the Amended 2013 LTIP will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. As of March 10, 2016, approximately 8,600 employees and 13 non-employee directors are eligible to participate in the 2013 LTIP.

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Stock Options and SARs

The Amended 2013 LTIP provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant, except with respect to certain options that expire during blackout periods. If the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Internal Revenue Code.

Each SAR will be exercisable for no more than ten (10) years after its date of grant, except with respect to certain SARs that expire during blackout periods. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of a SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Plan Committee. Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of common stock subject to such option or SAR.

Stock Awards

The Amended 2013 LTIP provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or unrestricted stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. Unrestricted stock awards are not subject to any restriction periods or performance measures and are limited to (i) awards to non-employee directors, (ii) awards to newly hired employees, (iii) awards made in lieu of a cash bonus or (iv) awards granted under the Amended 2013 LTIP with respect to the number of shares of common stock which, in the aggregate, does not exceed five percent of the total number of shares available for awards under the Amended 2013 LTIP.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Company’s common stock, provided, however, that (i) distributions other than regular cash dividends, and (ii) regular cash dividends with respect to shares of restricted stock that are subject to performance-based vesting conditions, in each case, will be deposited by the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of common stock, cash or a combination thereof; and (2) whether the holder will be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Plan Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award. Any dividend equivalents with respect to restricted stock units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a stockholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The Amended 2013 LTIP also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to

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a performance award will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Measures

Under the Amended 2013 LTIP, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of common stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m), as described above, the performance goals will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures:

•	the attainment by a share of common stock of a specified fair market value for a specified period of time;
•	increase in stockholder value;
•	earnings per share;
•	return on or net assets;
•	return on equity;
•	return on investments;
•	return on capital or invested capital;
•	total stockholder return;
•	earnings or income of the Company before or after taxes and/or interest;
•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•	EBITDA margin;
•	operating income;
•	revenues;
•	operating expenses, attainment of expense levels or cost reduction goals;
•	market share;
•	cash flow, cash flow per share, cash flow margin or free cash flow;
•	interest expense;
•	economic value created;
•	gross profit or margin;
•	operating profit or margin;
•	net cash provided by operations;
•	price-to-earnings growth;
•	market penetration;
•	customer acquisition;
•	business expansion;
•	cost targets;
•	customer satisfaction;
•	reductions in errors and omissions;
•	reductions in lost business;
•	management of employment practices and employee benefits;
•	supervision of litigation;
•	supervision of information technology;
•	quality and quality audit scores;
•	efficiency;
•	acquisitions or divestitures; or
•	any combination of the foregoing goals.

Each goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). Performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) to include or exclude objectively determinable components of any performance measure, including, without limitation: (i) foreign exchange gains and losses, (ii) asset writedowns, (iii) acquisitions and divestitures, (iv) change in fiscal year, (v) unbudgeted capital expenditures, (vi) special charges such as restructuring or impairment charges; (vii) debt refinancing costs; (viii) extraordinary or noncash items; (ix) unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements; or (x) changes in law or accounting principles. In the sole discretion of the Compensation Committee, unless such action would cause a grant to a 162(m) covered employee to fail to qualify as qualified performance-based compensation under Section 162(m), the Compensation Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events.

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Historical Equity Awards Table

The following table sets forth the number of stock options, restricted stock units and performance awards (in the form of performance share units and performance shares) granted over the lifetime of the 2013 LTIP to the individuals and groups as indicated as of March 10, 2016(1):

Name and Position	Stock Options(2)		Restricted Stock Units		Performance Awards (at Target)(3)
Thomas E. Richards Chairman, President and Chief Executive Officer	995,712		0		165,230
Ann E. Ziegler Senior Vice President and Chief Financial Officer	147,606		0		49,673
Douglas E. Eckrote Senior Vice President, Strategic Solutions and Services	62,615		0		21,107
Christine A. Leahy Senior Vice President-International, Chief Legal Officer and Corporate Secretary	105,822		0		35,643
Jonathan J. Stevens Senior Vice President, Operations and Chief Information Officer	55,658		0		18,761
All executive officers	2,009,882		0		401,356
All non-executive directors	0		79,174		0
All coworkers (other than current executive officers)	2,374,671	(4)	1,535,971	(4)(5)	637,949(4)
(1)	Excludes 3,798,508 shares of restricted stock granted to B Unit holders (B Units represented equity interests in the Company while it was privately held) in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO, which did not reduce the number of shares available for issuance under the 2013 LTIP.
(2)	Includes 505,294 stock options for Mr. Richards, 818,525 stock options for all executive officers and 450,461 stock options for all coworkers (other than executive officers) granted in 2013 as required under the CDW Holdings LLC Unitholders Agreement, in connection with the pre-IPO distribution of equity held by CDW Holdings LLC, our parent company prior to our IPO. The 2013 stock options were issued to B Unit holders to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement.
(3)	The Company has granted performance awards in the form of performance shares and performance share units. The amounts reported in this column are based on the target award opportunity granted to the participant. Under the terms of the award agreements, participants may earn up to 200% of the target opportunity based on the achievement of pre-established performance goals.
(4)	Includes 113,965 stock options, 308,805 restricted stock units and 42,916 performance awards that have been forfeited.
(5)	Includes 1,416,631 restricted stock units granted in 2013 as one-time awards to all coworkers up to the senior manager level in connection with our IPO and 119,340 restricted stock units granted in 2015 as one-time awards to certain Kelway management coworkers in connection with the Kelway acquisition.

On March 10, 2016, the closing sales price per share of our common stock as reported on NASDAQ was $40.15.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended 2013 LTIP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended 2013 LTIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended 2013 LTIP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m)

As noted above, Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s 162(m) covered employees. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s stockholders, and (3) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Compensation payable with respect to stock options and SARs will be considered payable solely on account of the attainment of pre-established objective performance measures (i) if such award has a purchase or base price at least equal to the fair market value of the underlying stock on the date of grant; (ii) if such award is granted by a committee, or a subcommittee thereof, consisting solely of two or more “outside directors” and (iii) if the plan under which the stock option or SAR is granted states the maximum number of shares with respect to which stock options or SARs may be granted during a specified period to any employee.

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Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

A participant who receives shares of common stock that are not subject to any restrictions under the Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2015	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans	5,632,688(1)	$ 25.58(2)	6,884,468(3)
Approved by Stockholders
Equity Compensation Plans	—	—	—
Not Approved by Stockholders
Total	5,632,688	$ 25.58	6,884,468
(1)	Includes 3,197,221 shares issuable pursuant to outstanding stock options, 1,278,277 shares issuable pursuant to outstanding restricted stock units (includes 20,878 vested restricted stock units on which settlement into shares has been deferred by certain of our non-employee directors and shares issuable pursuant to restricted stock units acquired through the deemed reinvestment of dividend equivalents) and 1,157,190 shares issuable pursuant to outstanding performance share units (assumes maximum achievement of the applicable performance goals (equivalent to 578,595 performance share units at target) and includes shares issuable pursuant to performance share units acquired through the deemed reinvestment of dividend equivalents) under our 2013 Long-Term Incentive Plan. Excludes 237,352 performance shares issued to the Company’s executive officers (assumes maximum achievement of the applicable performance goals (equivalent to 118,676 performance shares at target) and includes shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) and 92,028 shares of restricted stock under our 2013 Long-Term Incentive Plan.
(2)	Excludes restricted stock units and performance share units that convert to shares of common stock from determination of Weighted Average Exercise Price.
(3)	Includes 1,247,543 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

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PROPOSAL 6 — Ratification of Selection of Independent Registered Public Accounting Firm

The Board of Directors and the Audit Committee recommend that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The Audit Committee approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016. Ernst & Young LLP is currently the Company’s independent registered public accounting firm.

Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of Ernst & Young LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors and the Audit Committee recommend a vote FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

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AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Company maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee is independent as defined in the listing standards of NASDAQ and under SEC rules and has been designated as an “audit committee financial expert” by the Board of Directors.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements. The independent registered public accounting firm also is responsible for issuing an attestation report on the effectiveness of the Company’s internal control over financial reporting based upon its audit. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its oversight responsibilities, the Audit Committee meets with the Company’s Chief Financial Officer, Controller, head of the Company’s business process assurance function (internal audit) and the Company’s independent registered public accounting firm (with and without management present) to discuss the adequacy and effectiveness of the Company’s internal controls and the quality of the financial reporting process.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with the SEC, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the Company’s financial condition and results of operations.
•	Reviewed and discussed with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, the effectiveness of the Company’s internal control over financial reporting, including management’s report and Ernst & Young LLP’s attestation report on that topic.
•	Discussed with Ernst & Young LLP the matters related to the conduct of its audit that are required to be communicated by auditors to audit committees.
•	Received the required written communications from Ernst & Young LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence from the Company. Based upon these communications, the Audit Committee discussed with Ernst & Young LLP its independence from the Company. In considering the independence of Ernst & Young LLP, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.*

Donna F. Zarcone, Chair
James A. Bell
Benjamin D. Chereskin
David W. Nelms

*	Ms. Albanese was appointed to our Board and Audit Committee on March 2, 2016 and did not participate in the activities described in this report.

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Principal Accounting Fees and Services

Ernst & Young LLP serves as the Company’s independent registered public accounting firm. The following table presents fees paid or accrued for the audit of the Company’s annual consolidated financial statements and all other professional services rendered by Ernst & Young LLP for the years ended December 31, 2015 and 2014.

	Years Ended
	December 31,
(in thousands)	2015	2014
Audit fees	$2,142.0	$1,991.2
Audit-related fees	25.6	226.6
Tax fees	390.6	417.5
All other fees	2.8	2.0
Total fees	$2,561.0	$2,637.3

Audit Fees. Consists principally of fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Also includes services and procedures performed in connection with the Company’s Registration Statements on Form S-3 and related prospectus supplement filings with the SEC.

Audit-Related Fees. Consists principally of fees related to employee benefit plans.

Tax Fees. Consists principally of fees related to tax advice and tax compliance.

All Other Fees. Consists principally of fees paid for a license to use software relating to accounting rules and regulations.

The services provided by Ernst & Young LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, consistent with advice from Ernst & Young LLP, that the provision of such services has not adversely affected Ernst & Young LLP’s independence.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

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FREQUENTLY ASKED QUESTIONS CONCERNING THE ANNUAL MEETING

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about April 6, 2016 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on May 19, 2016, at 7:30 a.m. CDT, at CDW Center, 200 Tri-State International, Lincolnshire, Illinois 60069, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is the purpose of the Annual Meeting?

At the Annual Meeting of Stockholders, stockholders will be asked to vote (1) to elect the five Class III director nominees named in this proxy statement for a term expiring at the 2019 Annual Meeting of Stockholders, (2) to approve the Amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to adopt majority voting for uncontested elections of directors, (3) to approve, on an advisory basis, the compensation of our named executive officers, (4) to approve the material terms of the performance measures under the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan, (5) to approve the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan, and (6) to ratify the selection of the Company’s independent registered public accounting firm. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Approval of the Amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to Adopt Majority Voting for Uncontested Elections of Directors,” “Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 4—Approval of the Material Terms of the Performance Measures under the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan,” “Proposal 5—Approval of the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan,” and “Proposal 6—Ratification of Selection of Independent Registered Public Accounting Firm.” The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders.

Who can attend the Annual Meeting?

Only holders of our common stock as of the close of business on the record date, which was March 21, 2016, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of March 21, 2016 in order to be admitted to the Annual Meeting. All attendees must bring a government-issued photo ID to gain admission to the Annual Meeting. Please note that recording devices, photographic equipment, large bags and packages will not be permitted in the meeting room.

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If I cannot attend the Annual Meeting in person, how can I view the live webcast of the meeting?

You can access a live, listen-only webcast of the Annual Meeting on our Investor Relations website at investor.cdw.com. Listening to our webcast of the Annual Meeting will not represent attendance at the meeting, and you will not be able to cast your vote as part of the webcast. Should you decide to listen to the webcast, we encourage you to visit our Investor Relations website to test for compatibility and register at least 10 minutes prior to the start time of the meeting. A replay of the webcast will be available on our Investor Relations website shortly after the meeting concludes and will be accessible on the website for approximately one year.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 21, 2016, are entitled to notice of, and to vote at, the Annual Meeting. As of March 21, 2016, there were 165,937,949 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By telephone—You may use the toll-free telephone number shown on your Notice or proxy card;

•	Via the Internet—You may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;

•	By mail—You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or

•	In person—You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions for stockholders of record (including instructions for both telephonic and Internet voting) are provided on the Notice and the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Wednesday, May 18, 2016.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institutions’ voting procedures. If you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

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How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, lllinois 60061;

•	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or

•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting of Stockholders, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, it will depend on the type of item being considered for vote, as to whether your broker can vote your shares:

•	Non-Discretionary Items. The election of Class III directors, the advisory vote to approve named executive officer compensation, the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to adopt majority voting for uncontested elections of directors, the approval of the material terms of the performance measures under the Company’s Amended and Restated 2013 Senior Management Incentive Plan and the approval of the Company’s Amended and Restated 2013 Long-Term Incentive Plan may not be voted on by your broker if it has not received voting instructions.

•	Discretionary Items. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

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How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of nominees named in this proxy statement as Class III directors. A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each Class III director nominee. This means that the five nominees receiving the highest number of votes at the 2016 Annual Meeting of Stockholders will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

Proposal 2: Approval of the amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to adopt majority voting for uncontested elections of directors. The affirmative vote of no less than 66⅔% of common stock outstanding is required to approve the amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to adopt majority voting for uncontested elections of directors. Abstentions and broker non-votes will have the effect of a negative vote.

Proposal 3: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 4: Approval of the material terms of the performance measures under the Company’s Amended and Restated 2013 Senior Management Incentive Plan. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the material terms of the performance measures under the Company’s Amended and Restated 2013 Senior Management Incentive Plan. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 5: Approval of the Company’s Amended and Restated 2013 Long-Term Incentive Plan. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the Company’s Amended and Restated 2013 Long-Term Incentive Plan. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 6: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

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OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card or their substitutes acting thereunder will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

Annual Report and Company Information

A copy of our 2015 Annual Report on Form 10-K is being furnished to stockholders concurrently herewith.

Stockholder Proposals for the 2017 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 7, 2016, unless the date of our 2017 Annual Meeting is more than 30 days before or after May 19, 2017, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2017 Annual Meeting. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2017 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Amended and Restated Bylaws no earlier than January 19, 2017 nor later than February 18, 2017, unless the date of our 2017 Annual Meeting is more than 30 days before or after May 19, 2017, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the day the first public announcement of the date of the 2017 Annual Meeting is first made and (2) the date which is 90 days prior to the date of the 2017 Annual Meeting. Such notice must contain the information required by our Amended and Restated Bylaws.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Christine A. Leahy

Senior Vice President–International,

Chief Legal Officer and Corporate Secretary

April 6, 2016

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APPENDIX A

CDW CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

We have included reconciliations of Non-GAAP net income, Non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Organic net sales growth, Organic net sales growth on a constant currency basis, and Free cash flow for the year ended December 31, 2015 and 2014 below. Non-GAAP net income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, non-cash equity-based compensation, acquisition and integration expenses, and gains and losses from the extinguishment of long-term debt. With respect to Non-GAAP net income per diluted share, the numerator is Non-GAAP net income and the denominator is the weighted average number of shares as adjusted to give effect to dilutive securities. EBITDA is defined as consolidated Net income before Interest expense, Income tax expense, Depreciation and amortization. Adjusted EBITDA, which is a measure defined in our credit agreements, means EBITDA adjusted for certain items which are described in the table below. Adjusted EBITDA margin means Adjusted EBITDA as a percentage of our Net sales. Organic net sales growth is calculated as net sales growth excluding the impact of acquisitions recorded within the last twelve months. Organic net sales growth on a constant currency basis is calculated as organic net sales growth excluding the impact of currency translation on organic net sales compared to the prior period. Free cash flow is defined as net cash provided by operating activities, minus capital expenditures, plus/minus the net change in accounts payable – inventory financing. Non-GAAP net income, Non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Organic net sales growth, Organic net sales growth on a constant currency basis and Free cash flow are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures used by the company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. We believe that Non-GAAP net income, Non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Organic net sales growth, Organic net sales growth on a constant currency basis and Free cash flow provide helpful information with respect to our operating performance and cash flows, including our ability to meet our future debt service, capital expenditures and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain key covenants and definitions contained in our credit agreements.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Years Ended December 31,
		% of Net		% of Net
	2015	sales	2014	sales
Net income	$403.1		$244.9
Depreciation and amortization	227.4		207.9
Income tax expense	243.9		142.8
Interest expense, net	159.5		197.3
EBITDA	1,033.9	8.0%	792.9	6.6%
Adjustments:
Non-cash equity-based compensation	31.2		16.4
Net loss on extinguishments of long-term debt	24.3		90.7
Loss (income) from equity investments(a)	10.1		(2.2)
Acquisition and integration expenses(b)	10.2		—
Gain on remeasurement of equity investment(c)	(98.1)		—
Other adjustments(d)	6.9		9.2
Total adjustments	(15.4)		114.1
Adjusted EBITDA(e)	$1,018.5	7.8%	$907.0	7.5%
(a)	Represents our share of net (income) loss from our equity investments. Our share of Kelway’s net loss includes our 35% share of an expense related to certain equity awards granted by one of the sellers to Kelway coworkers in July 2015 prior to the acquisition.
(b)	Primarily includes expenses related to the acquisition of Kelway.
(c)	Represents the gain resulting from the remeasurement of our previously held 35% equity investment to fair value upon the completion of the acquisition of Kelway.
(d)	Primarily includes certain historical retention costs, unusual, non-recurring litigation matters, secondary-offering-related expenses and expenses related to the consolidation of office locations north of Chicago.
(e)	Includes the impact of consolidating five months for the year ended December 31, 2015 of Kelway’s financial results.

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NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE
(in millions, except per share amounts)
(unaudited)

	Years Ended December 31,
	2015	2014	% Change
Net income	$403.1	$244.9
Amortization of intangibles(a)	173.9	161.2
Non-cash equity-based compensation	31.2	16.4
Non-cash equity-based compensation related to equity investment(b)	20.0	—
Net loss on extinguishments of long-term debt	24.3	90.7
Acquisition and integration expenses(c)	10.2	—
Gain on remeasurement of equity investment(d)	(98.1)	—
Other adjustments(e)	3.7	(0.3)
Aggregate adjustment for income taxes(f)	(64.8)	(103.0)
Non-GAAP net income(g)	$503.5	$409.9	22.8%
GAAP net income per diluted share	$2.35	$1.42	65.6%
Non-GAAP net income per diluted share	$2.93	$2.37	23.6%
Shares used in computing GAAP and Non-GAAP net income per diluted share	171.8	172.8
(a)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.
(b)	Represents our 35% share of an expense related to certain equity awards granted by one of the sellers to Kelway coworkers in July 2015 prior to our acquisition.
(c)	Primarily includes expenses related to the acquisition of Kelway.
(d)	Represents the gain resulting from the remeasurement of our previously held 35% equity investment to fair value upon the completion of the acquisition of Kelway.
(e)	Primarily includes expenses related to the consolidation of office locations north of Chicago and secondary-offering-related expenses.
(f)	Based on a normalized effective tax rate of 38.0% (39.0% prior to the Kelway acquisition), except for the non-cash equity-based compensation from our equity investment and the gain resulting from the remeasurement of our previously held 35% equity investment to fair value upon the completion of the acquisition of Kelway, which were tax effected at a rate of 35.4%. The aggregate adjustment for income taxes also includes a $4.0 million deferred tax benefit recorded during the year ended December 31, 2015 as a result of a tax rate reduction in the United Kingdom and additional tax expense during the year ended December 31, 2015 of $3.3 million as a result of recording withholding tax on the unremitted earnings of our Canadian subsidiary. Additionally, note that certain acquisition costs are non-deductible.
(g)	Includes the impact of consolidating five months for the year ended December 31, 2015 of Kelway’s financial results.

ORGANIC NET SALES GROWTH AND ORGANIC NET SALES GROWTH ON A CONSTANT CURRENCY BASIS
(dollars in millions)
(unaudited)

	Years Ended December 31,
	2015	2014	% Change
Net sales, as reported	$12,988.7	$12,074.5	7.6%
Impact of acquisition	(350.7)	—
Organic net sales	$12,638.0	$12,074.5	4.7%
Foreign currency translation	–	(71.5)
Organic net sales, on a constant currency basis	$12,638.0	$12,003.0	5.3%

FREE CASH FLOW
(dollars in millions)
(unaudited)

	Years Ended December 31,
	2015	2014	% Change
Net cash provided by operating activities	$277.5	$435.0
Capital expenditures	(90.1)	(55.0)
Net change in accounts payable – inventory financing	95.9	75.5
Free Cash Flow	$283.3	$455.5	(37.8)%

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APPENDIX B

CERTIFICATE OF AMENDMENT TO THE FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF CDW CORPORATION

* * * *

Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware

* * * *

The undersigned, being an authorized officer of CDW Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on May 25, 2007 under the name VH Holdings, Inc.

SECOND: An Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on October 5, 2007. The Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 11, 2007. The Third Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 7, 2008. The Fourth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 17, 2010. The Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 13, 2013 (such certificate, as so amended and restated, the “Certificate of Incorporation”).

THIRD: That Section 4 of Article Six of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

Section 4. Election and Term of Office. A nominee for director shall be elected to the Board of Directors at a duly called meeting of the stockholders at which a quorum is present if the votes of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors cast “for” such nominee’s election exceed the votes of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any duly called meeting of the stockholders for which (i) the secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Bylaws of the Corporation; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. An incumbent director who tenders his or her resignation for consideration will not participate in the Nominating and Corporate Governance Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto.

If a director’s resignation is accepted by the Board of Directors pursuant to this Section 4, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 5 of this Article Six or may decrease the size of the Board of Directors pursuant to Section 2 of this Article Six. If a director’s resignation is not accepted by the Board of Directors pursuant to this Section 4, such director will continue to serve until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

At each annual meeting of stockholders, directors elected to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified. Each director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. The term of the initial Class I directors shall expire at the 2014 annual meeting of stockholders, the term of the initial Class II directors shall expire at the 2015 annual meeting of stockholders and the term of the initial Class III shall expire at the 2016 annual meeting of stockholders. If any

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director who at the time of his or her most recent election or appointment to a term on the Board of Directors was an officer of the Corporation ceases to be an officer of the Corporation during such term as director, such director shall no longer be qualified to be a director and shall immediately cease to be a director without any further action unless otherwise determined by the Board of Directors. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

FOURTH: That the terms and provisions of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation were duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set her hand this __ day of _________, 2016.

CDW Corporation
a Delaware corporation

By:
Name:
Title:

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APPENDIX C

CDW CORPORATION AMENDED AND RESTATED 2013
SENIOR MANAGEMENT INCENTIVE PLAN

I.    Purposes

The purposes of the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan (the “Plan”) are to retain and motivate the officers and other employees of CDW Corporation and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable after the Transition Period to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.    Definitions

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed as a fixed cash amount or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, which for Awards payable after the Transition Period is intended to be comprised of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean CDW Corporation, a Delaware corporation, and any successor thereto.

“Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean the CDW Corporation Amended and Restated 2013 Senior Management Incentive Plan as set forth herein, as it may be amended from time to time.

“Transition Period” shall mean the maximum transition period available to the Company under U.S. Treasury regulation Section 1.162-27(f), during which payments under the Plan are exempt from the limitations of Section 162(m) of the Code.

III.    Administration

3.1.    General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2.    Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

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(d)	subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3.    Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.

IV.    Performance Goals

The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures; or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code that are payable following the Transition Period, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

V.    Terms of Awards

5.1.    Performance Goals and Targets. At the time one or more performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of such specified performance goals. The amount payable to a Participant upon achievement of the applicable performance goals shall be expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of the Participant’s Annual Base Salary. The Committee reserves the discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant pursuant to the performance goals established in accordance with Article IV, and may exercise such discretion based on the extent to which any other performance goals are achieved, regardless of whether

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such performance goals are set forth in this Plan or are assessed on an objective or subjective basis. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals and after the Transition Period not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2    Payments. At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3.    Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $5 million, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

VI.    General

6.1.    Effective Date. The Plan became effective as of the date the Plan was approved by the Board.

6.2.    Amendments and Termination. The Board may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code; provided, however, that no amendment may materially impair the rights of a Participant with respect to an outstanding Performance Period. The Board may terminate the Plan at any time.

6.3.    Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.4.    Tax Withholding. The Company shall have the right to withhold from the payment of any award hereunder or require, prior to the payment of any award hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5.    No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6.    Governing Law. The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.7.    Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.8.    Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.9.    Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

6.10.    Awards Subject to Clawback. The Awards granted under this Plan and any cash payment delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the terms of the applicable Award or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

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APPENDIX D

CDW CORPORATION AMENDED AND RESTATED 2013
LONG-TERM INCENTIVE PLAN

I.    INTRODUCTION

1.1    Purposes. The purposes of the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2    Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Blackout Period” shall have the meaning set forth in Section 2.1(b).

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall have the meaning set forth in Section 5.8(b)(iii).

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Global Select Market or, if the Common Stock is not listed on the Nasdaq Global Select Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean CDW Corporation, a Delaware corporation, or any successor thereto.

“Company Voting Securities” shall have the meaning set forth in Section 5.8(b)(ii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Global Select Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Global Select Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code; provided, further, in the case of grants made in connection with the Initial Public Offering, Fair Market Value shall mean the price per share at which shares of Common Stock are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Directors” shall have the meaning set forth in Section 5.8(b)(i).

“Initial Public Offering” means the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Non-Qualifying Transaction” shall have the meaning set forth in Section 5.8(b)(iii).

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“Parent Corporation” shall have the meaning set forth in Section 5.8(b)(iii).

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable performance period or during any period in which an award may be paid following a performance period, the performance goals may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such goals relate to awards to “covered employees” within the meaning of Section 162(m) of the Code that are payable following the transition period described in Treasury regulation 1.162(m)-27(f), such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent provided in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

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“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock, or upon the substitution of Restricted Stock Awards for Class B Units in connection with the Initial Public Offering; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Surviving Corporation” shall have the meaning set forth in Section 5.8(b)(iii).

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.

1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to a member of the Board, the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

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A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4    Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. Participants shall also consist of persons to whom Restricted Stock Awards are granted in substitution for Class B Units in CDW LLC in connection with the transactions relating to the Initial Public Offering. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

1.5    Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 15,500,000 shares of Common Stock shall be available for all awards under this Plan, other than Substitute Awards. Subject to adjustment as provided in Section 5.7, no more than 15,500,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock, other than Substitute Awards.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock subject to an award under this Plan shall not again be available for issuance under this Plan if such shares are (i) shares delivered to or withheld by the Company to pay the withholding taxes for Stock Awards or Performance Awards, (ii) shares that were subject to an option or a stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR (including, without limitation, any shares withheld to pay the purchase price or withholding taxes of an option or SAR), (iii) shares delivered to the Company to pay the purchase price or the withholding taxes related to an outstanding option or SAR or (iv) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6    Per Person Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 1,100,000, subject to adjustment as provided in Section 5.7, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock that may be earned by any person for each 12-month period during a Performance Period shall be 725,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned by any person for each 12-month period during a Performance Period with respect to Performance Awards denominated in cash shall be $6 million; provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for awards granted to a participant in the year in which such participant’s employment with the Company commences. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be paid or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $750,000.

II.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1    Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

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Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)	Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten (10) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant; provided, further, that with respect to a Nonqualified Stock Option, if the expiration date of such option occurs during any period when the participant is prohibited from trading in securities of the Company pursuant to the Company’s insider trading policy or other policy of the Company or during a period when the exercise of such option would violate applicable securities laws (each, a “Blackout Period”), then the period during which such option shall be exercisable shall be extended to the date that is 30 days after the expiration of such Blackout Period. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)	Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute

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Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)	Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten (10) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option; provided, further, if the expiration date of an SAR occurs during any Blackout Period, then the period during which such SAR shall be exercisable shall be extended to the date that is 30 days after the expiration of such Blackout Period. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)	Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4    Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

2.5    No Repricing. The Committee shall not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

III.    STOCK AWARDS

3.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

3.2    Terms of Unrestricted Stock Awards. The number of shares of Common Stock subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures; provided, however, Unrestricted Stock Awards shall be limited to (i) awards to Non-Employee Directors, (ii) awards to newly hired employees, (iii) awards made in lieu of a cash bonus or (iv) awards granted under this Plan with respect to the number of shares Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

3.3    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

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(b)	Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)	Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)	Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.4    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)	Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.     PERFORMANCE AWARDS

4.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

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4.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)	Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V.    GENERAL

5.1    Effective Date and Term of Plan. This Plan, as amended and restated, shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the date of such stockholder approval. This Plan shall terminate on the tenth anniversary of the date on which the Company’s stockholders approve the Plan, as amended and restated, unless earlier terminated by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan, as amended and restated, was approved by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

5.2    Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Global Select Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify Section 2.5 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection

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with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules); provided, however, that if a fraction of a share of Common Stock would be required to satisfy the minimum statutory withholding taxes, then the number of shares of Common Stock to be delivered or withheld may be rounded up to the next nearest whole share of Common Stock.

5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto), the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8    Change in Control.

(a)	Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

	(i)	provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

	(ii)	require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 5.7; and/or

	(iii)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR,

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(2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the aggregate number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b)	For purposes of this Plan, unless otherwise provided in an Agreement, “Change in Control” means the occurrence of any one of the following events (provided, however, that except with respect to subsection (iv) below any definition of Change in Control in an award Agreement may not provide that a Change in Control will occur prior to the consummation or effectiveness of a change in control of the Company and may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company):

	(i)	During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

	(ii)	Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary; (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

	(iii)	The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

	(iv)	The consummation of a sale of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

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Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

5.9    Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12    Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

5.15    Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

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APPENDIX E

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements regarding management’s expectations for our future performance that are within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include the description of our annual medium term targets for 2016 – 2018 on page 8 of this proxy statement. For a discussion of forward-looing statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

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CDW LEADERSHIP

Board of Directors

Thomas E. Richards
Chairman and Chief Executive Officer

Virginia C. Albanese
President and Chief Executive Officer,
FedEx Custom Critical

Steven W. Alesio
Operating Partner/Advisor,
Providence Equity Partners L.L.C.

Barry K. Allen
Operating Partner/Advisor,
Providence Equity Partners L.L.C.

James A. Bell
Retired Executive Vice President,
The Boeing Company

Benjamin D. Chereskin
President,
Profile Capital Management LLC

Lynda M. Clarizio
President,
The Nielsen Company (U.S.), L.L.C.

Glenn M. Creamer
Senior Managing Director,
Providence Equity Partners L.L.C.

Michael J. Dominguez
Managing Director,
Providence Equity Partners L.L.C.

Paul J. Finnegan
Co-Chief Executive Officer,
Madison Dearborn Partners, LLC

David W. Nelms
Chairman and Chief Executive Officer,
Discover Financial Services

Robin P. Selati
Managing Director,
Madison Dearborn Partners, LLC

Joseph R. Swedish
Chairman, President and CEO,
Anthem, Inc.

Donna F. Zarcone
President and Chief Executive Officer,
Economic Club of Chicago

Executive Committee

Thomas E. Richards
Chairman and Chief Executive Officer

Dennis G. Berger
Senior Vice President and Chief Coworker Services Officer

Neal J. Campbell
Senior Vice President and Chief Marketing Officer

Christina M. Corley
Senior Vice President, Corporate Sales

Douglas E. Eckrote
Senior Vice President, Strategic Solutions and Services

Christine A. Leahy
Senior Vice President – International, Chief Legal Officer and Corporate Secretary

Christina V. Rother
Senior Vice President, Public and Advanced Technology Sales

Jonathan J. Stevens
Senior Vice President of Operations and Chief Information Officer

Matthew A. Troka
Senior Vice President, Product and Partner Management

Ann E. Ziegler
Senior Vice President and Chief Financial Officer

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balance

focus

execution

results

CDW Corporation 75 Tri-State International Lincolnshire, IL 60069

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PEOPLE WHO GET IT

CDW CORPORATION
75 TRI-STATE INTERNATIONAL
LINCOLNSHIRE, IL 60069

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04127-P75096 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION

The Board of Directors recommends you vote FOR the following Class III Directors (Term to Expire at 2019 Annual Meeting):

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas E. Richards
02) Lynda M. Clarizio
03) Michael J. Dominguez
04) Robin P. Selati
05) Joseph R. Swedish

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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